                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        FirstWorld Communications, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        FIRSTWORLD COMMUNICATIONS, INC.
                     8390 East Crescent Parkway, Suite 300
                       Greenwood Village, Colorado 80111
                                (303) 874-8010

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 12, 2000

To the Stockholders Of
FirstWorld Communications, Inc.:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of FirstWorld Communications, Inc., a Delaware corporation (the "Company"), will be held on June 12, 2000, at 8:30 a.m. local time at the Denver Marriott Southeast, 6363 East Hampden Avenue, Denver, Colorado for the following purposes:

    1. To elect directors to serve until their successors are elected and qualified.

    2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 to 500,000,000 shares and to increase the number of shares designated Series B Common Stock from 89,864,836 to 489,864,836.

    3. To approve the adoption of the Company's 1999 Employee Stock Purchase
  Plan.

    4. To approve an amendment to the 1999 Equity Incentive Plan to effect an increase in the number of shares of Series B Common Stock reserved for issuance under the 1999 Equity Incentive Plan from 5,000,000 to 13,200,000.

    5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

    6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on April 21, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Jeffrey L. Dykes, Esq.
                                          Secretary

Greenwood Village, CO
May 3, 2000


   All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You may also vote via the Internet or by telephone. See "Voting Through the Internet or by Telephone."

                        FIRSTWORLD COMMUNICATIONS, INC.
                     8390 East Crescent Parkway, Suite 300
                       Greenwood Village, Colorado 80111
                                (303) 874-8010

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 June 12, 2000

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of FirstWorld Communications, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 12, 2000, at 8:30 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Denver Marriott Southeast, 6363 East Hampden Avenue, Denver, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about May 3, 2000 to all stockholders entitled to vote at the Annual Meeting.

  In this proxy statement, the Company, FirstWorld, we, us and our refer to FirstWorld Communications, Inc. and its subsidiaries, unless the context otherwise requires. The term Enron refers to Enron Corp. and its direct and indirect subsidiaries collectively. The term Texas Pacific Group refers to Texas Pacific Group and its affiliates and co-investors, including Colony Investors IV, L.P.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of Series A Common Stock or Series B Common Stock at the close of business on April 21, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2000, the Company had outstanding and entitled to vote 5,101,831 shares of Series A Common Stock and 45,938,241 shares of Series B Common Stock.

  Each holder of record of Series A Common Stock on such date will be entitled to ten votes for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series B Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. No cumulative voting is permitted with respect to any proposal.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 8390 East Crescent Parkway, Suite 300, Greenwood Village, Colorado 80111, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 4, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must submit such proposal or director nomination to the Secretary of the Company not fewer than 60 days before the date of the Company's 2001 annual meeting.

Voting Through the Internet or by Telephone

  Instead of submitting your vote by mail on the enclosed proxy card, you can vote electronically by submitting your proxy through the Internet or by calling 1-800-240-6326. Please note that there are separate arrangements for voting via the Internet or by telephone depending on whether shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank.

  The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Stockholders voting via the Internet through Norwest Shareowner Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

For Shares Registered Directly in the Name of the Stockholder

  Stockholders with shares registered directly in their name in the Company's stock records maintained by our transfer agent, Norwest Shareowner Services, may vote their shares (1) by submitting their proxy through the Internet at the following address on the World Wide Web: http://www.eproxy.com/fwis/, (2) by calling 1-800-240-6326 or (3) by mailing their signed proxy card. Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet through Norwest Shareowner Services as described above must be received by 12:00 noon EDT on June 11, 2000.

For Shares Registered in the Name of a Brokerage Firm or Bank

  A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by Norwest Shareowner Services for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares through the Internet in accordance with instructions set forth on the voting form. Votes submitted through the Internet through the ADP Program must be received by 12:00 midnight EDT on June 11, 2000.

Revocation of Proxies Submitted Electronically

  To revoke a proxy previously submitted electronically through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

                                  PROPOSAL 1

                             Election of Directors

General

  The Company's Board of Directors currently consists of eight directors. The director nominees listed below will serve until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualified.

Vote Required

  The seven directors to be elected by the holders of the Series A Common Stock and Series B Common Stock, voting together as a class, will be elected by a favorable vote of a majority of the voting power of the stock represented and entitled to vote, in person or by proxy, at the Annual Meeting. The director to be elected by the holders of the Series B Common Stock, voting separately as a class, will be elected by a favorable vote of a majority of the shares of Series B Common Stock represented and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker nonvotes as to the election of directors will not affect the election of the candidates receiving the majority of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of each of the nominees named below as directors.

  The present Board of the Company has nominated and recommends for election as the directors to be elected by the holders of Series A common stock, $.0001 par value per share (the "Series A Common Stock") and Series B common stock, $.0001 par value per share (the "Series B Common Stock"), voting together as a class, the following seven persons:

  Donald L. Sturm; Sheldon S. Ohringer; William S. Price, III; James O. Spitzenberger; Melanie L. Sturm; Thomas J. Barrack, Jr.; and John G. Donoghue.

  The present Board of the Company has nominated and recommends for election as the director to be elected by the holders of Series B Common Stock, voting separately as a class, the following person:

  John C. Stiska

  The table below indicates the name, position with the Company and age of each nominee for director as of April 30, 2000:

                                                                     Director
Name                             Age Position                         Since
----                             --- --------                      ------------
Donald L. Sturm(1)..............  68 Chairman of the Board         January 1998
Sheldon S. Ohringer(1)..........  42 President, Chief Executive    October 1998
                                     Officer and Director
James O. Spitzenberger(2).......  56 Director                      January 1998
Melanie L. Sturm(3).............  38 Director                      January 1998
Thomas J. Barrack, Jr. .........  53 Director                        March 2000
William S. Price, III(3)........  44 Director                        March 2000
John C. Stiska(2)...............  58 Director                      October 1998
John G. Donoghue(2).............  34 Director                        April 2000

--------
(1) Member of the Chairman's Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

  Donald L. Sturm. Mr. Sturm has been Chairman of our board of directors and head of the Chairman's Committee since January 1998. Mr. Sturm served as President of the Company from January 1998 through September 1998 and as Chief Executive Officer from March 1998 through September 1998. Since December 1991, Mr. Sturm has been a private equity investor, with interests in telecommunications, banking and real estate, among others. Mr. Sturm currently serves as chairman of the board of three bankholding companies with nine banks that he owns in the Rocky Mountain area and the Midwest. Mr. Sturm was a member of the group that brought Continental Airlines out of bankruptcy in 1993, and currently is a significant stockholder and director of Continental. Prior to December 1991, Mr. Sturm served as Vice Chairman of Peter Kiewit Sons' Inc., a construction, coal mining and telecommunications company that has made significant investments in other industries. In 1984, Mr. Sturm led Peter Kiewit Sons' $3.5 billion acquisition of The Continental Group Inc. and became the Continental Group's Chairman and Chief Executive Officer, positions he held until Peter Kiewit Sons' sold the Continental Group in 1991. While Vice Chairman of Peter Kiewit Sons', Mr. Sturm participated in decisions to invest in MFS Communications which was taken public in 1993 and sold to MCI WorldCom in 1996 for approximately $14.4 billion. Mr. Sturm owns significant ownership interests in MCI WorldCom, Level 3 Communications, Inc., HarvardNet and KAPT, a telecommunications company based in Paris, France.

  Sheldon S. Ohringer. Mr. Ohringer has been Chief Executive Officer, President, a director of FirstWorld and a member of the Chairman's Committee since October 1, 1998. Beginning in November 1994, Mr. Ohringer served in various capacities for ICG Communications, Inc., most recently as Executive Vice President--Telecom of ICG Communications and President of ICG Telecom Group, Inc., an operating subsidiary of ICG Communications. Before working for ICG, Mr. Ohringer was Senior Vice President of Sales and Business Development for U.S. Long Distance Corp. from May 1991 until October 1994. From May 1984 until August 1990, Mr. Ohringer held key management and executive positions with Telecom* USA, a long distance carrier which was acquired by MCI WorldCom in 1990. In 1999, Mr. Ohringer was appointed Commissioner to the Colorado Commission on Science and Technology. As Commissioner, Mr. Ohringer advises the Governor of Colorado on Internet and telecommunications issues. Mr. Ohringer is an executive member of the board of directors for the Association for Local Telecommunications Services (ALTS), the leading local competitive telecommunications association in the United States of America. Mr. Ohringer received a B.A. degree in Business Administration from the University of Iowa in December 1979.

  James O. Spitzenberger. Mr. Spitzenberger has been a director of FirstWorld and a member of the Audit Committee since January 1998 and Chairman of the Audit Committee since June 1999. Mr. Spitzenberger has been a private equity investor since July 1996. Prior to July 1996, Mr. Spitzenberger was a Vice President of Peter Kiewit Sons' Inc, which he joined in February 1981. While at Peter Kiewit Sons' Inc., Mr. Spitzenberger served as Director of Taxation. Prior to joining Peter Kiewit Sons' Inc, Mr. Spitzenberger was a tax manager with Arthur Andersen LLP.

  John C. Stiska. Mr. Stiska has been a director of FirstWorld since September 1997, and was appointed a member of the Audit Committee in June 1999. Mr. Stiska currently is Chairman of Commercial Bridge Capital, LLC. From February 1996 to February 1998, he served as Corporate Senior Vice President and General Manager of the Technology Applications Group of QUALCOMM Incorporated, a leading developer and manufacturer of telecommunications technology. Prior to 1996, Mr. Stiska was President and then Chairman and Chief Executive Officer of Triton Group Ltd., where he worked since 1990. During that time, he also served on the board of directors of Triton's subsidiaries, two of which were publicly traded: Mission West Properties and Ridgewood Properties, Inc. Mr. Stiska has practiced law for over 25 years, specializing in corporate law, mergers and acquisitions and securities law. In July 1998, Mr. Stiska joined the law firm of Latham & Watkins as of-counsel. Mr. Stiska serves on the board of directors of several companies, including Laser Power Corporation and Websence, Inc., both of which are publicly traded.

  Melanie L. Sturm. Ms. Sturm has been a director of FirstWorld and a member of our Compensation Committee since January 1998. Ms. Sturm is a private equity investor and currently serves on the board of directors of MD Network, a private healthcare concern, and Little Switzerland, Inc., a publicly traded duty-free retailer. From 1990 to 1996, Ms. Sturm served as an Investment Officer at International Finance Corporation, the private sector affiliate of the World Bank. From 1984 to 1988, Ms. Sturm worked in the Mergers & Acquisitions departments of Drexel, Burnham Lambert and Morgan Stanley. Ms. Sturm graduated magna cum laude with a B.A. degree in International Relations and a B.S. degree in Economics from Tufts University and has an M.B.A. degree from INSEAD of Fontainebleau, France. Ms. Sturm is Donald L. Sturm's daughter.

  Thomas J. Barrack, Jr. Mr. Barrack has been a director of FirstWorld since March 2000. Mr. Barrack has been Chairman and Chief Executive Officer of Colony Capital, Inc. and Colony Advisors, Inc., a fund which primarily makes real-estate-related investments, since 1991. Mr. Barrack currently serves on the board of directors of a number of companies, including Continental Airlines, Inc., Public Storage, Inc., Kennedy-Wilson, Inc., Kerry Properties Limited, Korea First Bank and Megaworld Properties & Holdings, Inc. From 1987 until 1991 Mr. Barrack was a principal with the Robert M. Bass Group, Inc. From 1982 to 1983, Mr. Barrack served in the Reagan Administration in Washington, D.C., as Deputy Under Secretary of the Department of the Interior. Mr. Barrack obtained his law degree from the University of Southern California, and received his B.A. degree from University of San Diego.

  William S. Price, III. Mr. Price has been a director of FirstWorld and a member of our Compensation Committee since March 2000. Mr. Price was a founding partner of Texas Pacific Group in 1992. Mr. Price currently serves on the board of directors of a number of public companies, including Continental Airlines, Inc., Beringer Wine Estates, Del Monte Foods, Denbury Resources and numerous private companies. Prior to 1992, Mr. Price was Vice President of Strategic Planning and Business Development for G.E. Capital. From 1985 until 1991 Mr. Price worked for the management consulting firm of Bain and Company, attaining officer status and acting as co-head of the Financial Services Practice. Prior to 1985, Mr. Price was an associate with the law firm of Gibson, Dunn & Crutcher, specializing in corporate securities transactions. Mr. Price is a member of the California Bar and graduated with honors in 1981 from the Boalt Hall School of Law at the University of California, Berkeley. Mr. Price is also a 1978, Phi Beta Kappa graduate of Stanford University.

  John Donoghue. Mr. Donoghue has been a director of FirstWorld and a member of our Audit Committee since April 2000. Since 1995 Mr. Donoghue has been the Senior Vice President of Consumer and Small Business Marketing at MCI Worldcom. In that capacity Mr. Donoghue had responsibility for building and managing some of the most well-recognized and successful brands in telecommunications including MCI 5 Cent Sundays, 1800COLLECT, 10-10-321 and 10-10-220. During 1993 and 1994 Mr. Donohue was MCI's Vice President of Business Marketing with responsibility for developing and managing MCI's business to business product portfolio. From 1988 through 1993 Mr. Donoghue held a variety of sales and marketing positions at MCI. Mr. Donoghue graduated summa cum laude from The George Washington University with a degree in International Affairs and Economics.

                        INFORMATION REGARDING THE BOARD

Board Meetings

  The Company's Board held 15 meetings during the one year period ended December 31, 1999. No nominee for director who served as a director during the past year attended fewer than 75% of the total number of meetings of the Board or the total number of meetings of any committee on which he or she served.

Committees of the Board

  Chairman's Committee. Our chairman's committee consists of Messrs. Sturm and Ohringer. The chairman's committee is empowered to conduct all activities that may be conducted by the Board, subject only to limitations imposed by applicable corporation law.

  Compensation Committee. Our compensation committee currently consists of Ms. Sturm and Mr. Price. The compensation committee reviews salaries, bonuses and stock options of our executive officers, administers our executive compensation policies, stock option plans and the bonus program and makes recommendations to the board for approval of certain actions. This committee serves the same essential function as a nominating committee.

  Audit Committee. Our audit committee consists of Messrs. Spitzenberger, Stiska and Donoghue. The audit committee is primarily concerned with the effectiveness of our accounting policies and practices, financial reporting and internal controls. Specifically, the audit committee makes recommendations to the Board on appointing our independent public accountants; reviews and approves the scope of the annual examination of our books and records, reviews the audit findings and changes recommended by the independent public accountants, monitors the extent to which we have implemented changes recommended by the independent public accountants or the audit committee, and provides oversight with respect to accounting principles to be employed in our financial reporting.

  In general, the rules of the National Association of Securities Dealers require that each member of the Audit Committee be "independent" within the meaning of NASD rules. The Board is aware of Mr. Spitzenberger's affiliation with Donald L. Sturm and the entities he controls, as well as Mr. Spitzenberger's affiliation with Corporate Managers, LLC, an entity controlled by Mr. Sturm and which receives a payment of $500,000 per year as consideration for the investment by the entities controlled by Mr. Sturm. Notwithstanding these relationships, due to Mr. Spitzenberger's former status as a certified public accountant, his ongoing involvement with the Company's Audit Committee, and his understanding of the Company's financial and capital structure, the Board has made the determination that it is in the best interest of the Company and its stockholders that Mr. Spitzenberger remain a member of the Audit Committee.

Compensation Committee Interlocks and Insider Participation

  During fiscal 1999, FirstWorld's Compensation Committee consisted of Mr. C. Kevin Garland and Ms. Sturm. Mr. Garland is an officer of an affiliate of Enron, which during 1999 held approximately 44.5% of the Company's equity. Enron subsequently sold all of its common stock and all but 3,000,000 warrants to Texas Pacific Group. Due to this relationship, Mr. Garland has an indirect interest in the arrangements and relationships between FirstWorld and Enron and its affiliates. Mr. Garland was an appointee of Enron and resigned effective March 3, 2000 upon Enron's sale of the Company's securities to Texas Pacific Group.

Director Compensation

  Directors who are also our employees receive no directors' fees. Mr. Stiska, one of our non-employee directors, receives a retainer of $1,000 per month and options to purchase 5,000 shares of Series B common stock per year under our 1997 Stock Option Plan. Mr. Donoghue, also one of our non-employee directors, receives a retainer of $1,000 per month and has received options to purchase 25,000 shares of Series B Common

Stock under the Company's 1997 Stock Option Plan. Half of those options will vest in April 2001, and the other half will vest in April 2002.

  All non-employee directors are reimbursed for their reasonable out-of-pocket travel expenditures. Our directors are also eligible to receive grants of stock options under our 1997 Stock Option Plan and the 1999 Equity Incentive Plan.

       The Board Of Directors Recommends A Vote In Favor Of Proposal 1.

                                  PROPOSAL 2

  An Amendment to the Company's Certificate of Incorporation to Increase the
                  Number Of Authorized Shares Of Common Stock

  On April 7, 2000, the Board approved an amendment to the Company's Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of Common Stock of the Company from 100,000,000 shares, $0.0001 par value per share, to 500,000,000 shares, $0.0001 par value per share, and to increase the number of shares designated Series B Common Stock from 89,864,836 to 489,864,836. The number of authorized shares of preferred stock will remain unchanged at 10,000,000 shares.

  At March 31, 2000, 5,101,831 shares of Series A Common Stock were issued and outstanding, 45,938,241 shares of Series B Common Stock were issued and outstanding, 8,283,711 shares were reserved for issuance upon exercise of outstanding options and 24,298,345 shares were reserved for issuance upon exercise of outstanding warrants. Also as of that date, an additional 898,472 shares of Series B Common Stock were reserved for issuance under its existing stock purchase and stock option plans (not including the increase being requested for the 1999 Equity Incentive Plan under Proposal No. 3). The proposed increase in the number of authorized shares of Common Stock from 100,000,000 to 500,000,000 would result in additional shares being available for, among other things, stock splits, stock dividends, issuance from time to time for other corporate purposes, such as acquisitions of companies or assets, sales of stock or securities convertible into stock and issuances pursuant to stock options or other employee benefit plans. The Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares, and no other change in the rights of stockholders is proposed. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

  The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over the current market prices.

  If the stockholders approve the amendment, the Company will file a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware, substantially in form attached hereto as Exhibit A, which will reflect the increase in authorized shares.

       The Board Of Directors Recommends A Vote In Favor Of Proposal 2.

                                  PROPOSAL 3

                 Approval of 1999 Employee Stock Purchase Plan

  In December, 1999, the Board of the Company adopted the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"), subject to stockholder approval. There are 1,000,000 shares of Series B Common Stock reserved for issuance under the Purchase Plan.

  The Purchase Plan became effective on March 8, 2000, which was the effective date of a registration statement filed with the Securities and Exchange Commission covering the Company's Series B Common Stock. No shares of Series B Common Stock have been purchased under the Purchase Plan.

  Stockholders are requested in this Proposal 3 to approve the Purchase Plan. The essential features of the Purchase Plan are outlined below, but the description is qualified in its entirety by reference to the Purchase Plan itself, a copy of which is included as Exhibit B to this Proxy Statement.

Purpose

  The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Series B Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 770 employees are eligible to participate in the Purchase Plan.

  The rights to purchase Series B Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Administration

  The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Series B Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

  The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints and to the Board.

Offerings

  The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The length of an offering is determined by the Board prior to the commencement of the offering, but under the terms of the Purchase Plan the length of an offering may not exceed 27 months from the first day of the offering. An offering may be broken into shorter purchase periods. The first offering began on March 8, 2000 (the date of the Company's initial offering of Series B Common Stock pursuant to an effective registration statement filed with the SEC) and will end on January 31, 2001. The initial offering will consist of two purchase periods, the first ending on July 31, 2000 and the second ending on January 31, 2001. Thereafter, offerings will generally be one year and divided into two shorter purchase periods, unless otherwise determined by the Board prior to the start of the offering.

Eligibility

  Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan.

  However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Series B Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

Participation in the Plan

  Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the purchase period.

Purchase Price

  The purchase price per share at which shares of Series B Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Series B Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Series B Common Stock on the purchase date.

Payment of Purchase Price; Payroll Deductions

  The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce, increase or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of the offering, except as provided by the Board in the offering document. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.


Purchase of Stock

  By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Series B Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Series B Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Series B Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

Withdrawal

  While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to 10 days prior to the end of the applicable purchase period.

  Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Series B Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

  Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

  Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

  The Board may amend the Purchase Plan at any time and from time to time. However, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

  Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Effect of Certain Corporate Events

  In the event of a dissolution, liquidation or specified type of merger or acquisition of the Company, (i) the surviving corporation may assume the rights under the Purchase Plan or substitute similar rights for those under the Purchase Plan; (ii) such rights may continue in full force and effect, or
(iii) the participants' accumulated payroll deduction may be used to purchase Series B Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing offering terminate.

Stock Subject to Purchase Plan

  Subject to this Proposal, an aggregate of 1,000,000 shares of Series B Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Series B Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

Federal Income Tax Information

  Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

  A participant will be taxed on amounts withheld for the purchase of shares of Series B Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

  If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

  If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

  There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

    The Board Of Directors Recommends A Vote In Favor Of Proposal Number 3

                                  PROPOSAL 4

   Increase in Share Reserve under the Company's 1999 Equity Incentive Plan

  The stockholders are being asked to approve an amendment to the 1999 Equity Incentive Plan (the "Incentive Plan") to increase the number of shares reserved for issuance thereunder by 8,200,000, or 16.07% of the total outstanding shares of the Company on March 31, 2000. This increase would bring the total number of shares reserved under the plan to 13,200,000.

  The Board believes that the increase in the number of shares reserved for issuance under the Incentive Plan is in the best interests of the Company because of the continuing need to provide stock options to attract and retain quality employees and remain competitive in the industry. The granting of equity incentives under the Incentive Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability. The Board believes that the additional reserve of shares with respect to which equity incentives may be granted will provide the Company with adequate flexibility to ensure that the Company can continue to meet its goals and facilitate the Company's expansion of its employee base.

  At March 31, 2000, options covering an aggregate of 4,900,887 shares of the Company's Series B Common Stock were outstanding under the Incentive Plan, and 99,113 shares remained available for future grant (without giving effect to the proposed increase in the number of shares reserved for issuance). If any portion of a stock option terminates or lapses unexercised, or is canceled upon grant of a new option (which may be at a higher or lower exercise price than the option so canceled), the shares which were subject to the unexercised portion of such option will continue to be available for issuance under the Incentive Plan.

  The Board approved the proposed amendment on April 7, 2000, to be effective upon stockholder approval. Below is a summary of the principal provisions of the Incentive Plan, assuming stockholder approval of the amendment. A brief description of the principal features of the Incentive Plan follows, but the description is not necessarily complete and is qualified in its entirety by reference to the Incentive Plan itself, a copy of which is included as Exhibit C to this Proxy Statement.

General Nature and Purposes of the Incentive Plan

  The principal purposes of the Incentive Plan are to provide incentives for key employees and consultants of the Company through granting of options and stock appreciation rights ("SARs," and together with options, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ.

Administration of the Plan

  The Incentive Plan will be administered by the Compensation Committee of the Company's Board of Directors or another committee of the Board assuming the functions of the Compensation Committee under the Incentive Plan (the "Committee") with respect to options and other awards granted to employees or consultants. The Committee will consist of at least two members of the Board , each of whom is a "non-employee director" for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an outside director for purposes of Section 162(m) of the Code. Subject to the terms and conditions of the Incentive Plan and the approval of the Board, the Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Incentive Plan. The Committee is also authorized to adopt, amend, interpret and revoke rules relating to the administration of the Incentive Plan. Pursuant to authority granted under the Incentive Plan, the Board has elected to administer the Incentive Plan and has assumed the rights and duties of the Committee under the Incentive Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Securities Subject to the Incentive Plan

  The aggregate number of shares of Series B Common Stock (or the equivalent in other securities) which may be issued upon exercise of options is currently set at 5,000,000. The Company's stockholders, in this Proposal, are being asked to approve an increase in this number by an additional 8,200,000 shares, which would bring the total number of shares of Series B Common Stock issuable under the Incentive Plan to 13,200,000. The shares available under the Incentive Plan upon exercise of options may be either previously unissued shares or treasury shares. If any option to acquire shares under the Incentive Plan expires or is canceled without having been fully exercised, the number of shares subject to such option but as to which such option was not exercised prior to its expiration, cancellation or partial exercise may again be available for the granting of options. Furthermore, any shares subject to options which are adjusted (as described in "General Terms of Awards Under the Incentive Plan-Adjustments Upon Change in Capitalization") and which become exercisable with respect to shares of stock of another corporation will be considered canceled and may again be available for the granting of options. Additionally shares of the Series B Common Stock which are delivered by the optionee or withheld by the Company upon the exercise of any option under the Incentive Plan, in payment of the exercise price of such option, may again be available for the granting of options. No shares of the Series B Common Stock may again be available for the granting of options if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

Term of Incentive Plan; Amendments

  The Incentive Plan will expire on March 8, 2004, unless earlier terminated. Amendments of the Incentive Plan to increase the number of shares as to which Awards may be made (except for adjustments resulting from stock splits and the like, and mergers, consolidations and other extraordinary corporate transactions) require the approval of the Company's stockholders. In all other respects the Incentive Plan can be amended, modified, suspended or terminated by the Committee or the Board, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Incentive Plan will not, without the consent of the participant, affect such person's rights under an Award previously awarded, unless the Award agreement governing such Award itself otherwise expressly so provides.

Eligibility

  Awards under the Incentive Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Committee for participation in the Incentive Plan; provided however, that options granted to consultants will be non-qualified stock options ("NQSOs"). Approximately 770 employees are eligible to participate in the Incentive Plan. More than one option or SAR may be granted to an employee or consultant, but to the extent the aggregate fair market value of stock with respect to which ISOs (as defined below) awarded under the Incentive Plan and all other incentive stock option plans of the Company (determined without regard to the vesting limitations contained in Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options will be taxed as nonqualified stock options. For this purpose, the fair market value of stock will be determined as of the time the option is granted. Non-employee directors of the Company and its subsidiaries may be granted NQSOs (as defined herein) in accordance with the Incentive Plan.

  Subject to adjustment as described in "Adjustments Upon Change in Capitalization" below, the maximum number of shares which may be subject to options granted under the Incentive Plan to any individual in any fiscal year of the Company shall not exceed 500,000 shares of Series B Common Stock (the "Award Limit").

Payment for Shares

  The exercise or purchase price for all Awards, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase; provided, however, with respect to amounts payable in connection with the exercise of options the Committee may (i) allow payment, in whole or in part, through the surrender of shares of Series B Common Stock then issuable upon exercise of the option having a Fair Market Value (as defined in the Incentive Plan) on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof; (ii) allow payment, in whole or in part, through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Series B Common Stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price and any applicable withholding or other employment taxes; or (iii) allow payment through any combination of the consideration provided in the foregoing clauses
(i) and (ii).

Non-Assignability of Options

  No Award granted under the Incentive Plan may be assigned or transferred by the grantee, except by will, the laws of descent and distributions, although the shares underlying such Awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any Award, the Award may be exercised only by the holder.

Awards Under the Incentive Plan

  The Incentive Plan provides that the Committee may grant or issue stock options and SARs. Descriptions of the different types of options and SARs that may be awarded under the Incentive Plan are set forth below.

  Incentive Stock Options ("ISOs"). ISOs will be designed to comply with applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the Fair Market Value of a share of Series B Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within seven years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Incentive Plan provides that the exercise price for such ISO must be at least 110% of the fair market value of a share of Series B Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

  Nonqualified Stock Options ("NQSOs"). NQSOs will provide for the right to purchase Series B Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code or NQSOs issued to persons possessing more than 10% of the total combined voting power of all classes of stock of the Company, may be up to 15% less than Fair Market Value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant's continued provision of services to the Company and/or subject to the satisfaction of individual or Company performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee, provided that such term does not exceed seven years from the date of grant.

  SARs. The Committee may grant SARs having terms and conditions consistent with the Incentive Plan to employees or consultants in connection with options or separately. SARs granted by the Committee in connection with options entitle the optionee to surrender unexercised to the Company a portion of the option to which the SAR relates in exchange for an amount determined by multiplying (i) the difference obtained by subtracting the option exercise price from the Fair Market Value of a share of Series B Common Stock on the date of exercise of the SAR by (ii) the number of shares of Series B Common Stock with respect to which the SAR has been exercised. SARs granted by the Committee independent of options granted under the Incentive Plan entitle the grantee to exercise all or a specified portion of the SAR (at the exercise price per share of Series B Common Stock subject to such SAR set by the Committee) in exchange for an amount determined by multiplying (i) the difference obtained by subtracting the SAR purchase price from the Fair Market Value of a share of Series B Common Stock on the date of exercise of the SAR by (ii) the number of shares of Series B Common Stock with respect to which the SAR has been exercised.

  The Incentive Plan provides that the Board has the right, but not the obligation, to convert SARs granted under the Incentive Plan from SARs to options to purchase Series B Common Stock of the Company. The Incentive Plan further provides that in any conversion of SARs to options (i) the exercise price of the options shall be equal to the initial price as stated in the Award agreement governing the SAR and (ii) the option exercise period shall equal the period of exercisability as provided in the Award agreement governing the SAR. On December 20, 1999, the Board approved the conversion of all outstanding SARs into NQSOs effective upon the closing of the Company's initial public offering.

  Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the Incentive Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Committee in the SAR agreements. Payments to participants in the Incentive Plan upon the exercise of an SAR must be in cash.

General Terms of Awards Under the Incentive Plan

  Agreements; No Right of Continued Employment. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award. The dates on which options or other Awards under the Incentive Plan first become exercisable and on which they expire will be set forth in individual Award agreements setting forth the terms of the Awards. Such agreements generally will provide that options and other Awards expire within a certain period after the termination of the participant's status as an employee or consultant.

  Nothing in the Incentive Plan or in any an Award agreement will confer upon any optionee any right to continue in the employ of, or as a consultant for, the Company or any subsidiary, or will interfere with or restrict in any way the rights of the Company or any subsidiary to discharge any optionee at any time for any reason whatsoever, with or without cause.

  Adjustments Upon Change in Capitalization. The Committee has the discretion to make appropriate adjustments in the number and kind of securities subject to the Incentive Plan and to outstanding Awards thereunder and the Award Limit to reflect dividends or other distributions; a recapitalization, reclassification, stock split, reverse stock split, or reorganization, merger or consolidation of the Company; the split-up, spin-off, combination, repurchase, liquidation or dissolution of the Company; or the disposition of all or substantially all of the assets of the Company or the exchange of Series B Common Stock or other securities of the Company; or other similar corporate transaction or event.

  Change of Control. Generally, in the event of a Change of Control (as defined in the Incentive Plan), the Board shall provide that all options and SARs granted under the Incentive Plan shall become fully exercisable or that the resulting or surviving corporation in any merger or consolidation associated with such Change of Control will assume such options and SARs or substitute an equivalent option or right on terms and conditions which shall substantially preserve to each holder the rights and benefits held by such holder prior to the Change of Control.

  Right of First Refusal. Before an optionee transfers, assigns or sells shares of Series B Common Stock acquired through the exercise of an option under the Incentive Plan ("Option Shares"), such optionee must offer to sell such Option Shares to the Company in accordance with the terms and conditions of Section 6.2 of the Incentive Plan. Prior to consummating the proposed transfer, the optionee must provide written notice of the proposed transfer to the Company and allow the Company 15 days to determine whether to purchase all of the Option Shares upon the terms and conditions contained in the purchase offer received by the optionee (the "Purchase Offer") and an additional 15 days to consummate such purchase if the Company notifies the optionee of its intent to purchase such shares within the first 15 day period. If the Company does not elect to purchase all of the Option Shares, then the optionee shall have 30 days after the termination of the 15 day Company purchase period to transfer the Option Shares to the proposed acquiror. This right of first refusal does not apply to transfers to Related Persons (as defined in the Incentive Plan) if such Related Person transferee agrees to be bound by the terms of the Incentive Plan.

  The Company's right to purchase Option Shares terminates upon the completion of an offering of its equity securities on Form S-1 (or a successor form) which results in the public owning Series B Common Stock possessing at least 20% of the voting power of the Company's common stock.

  Other Restrictions on Transfer. Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent or distribution, unless and until such options have been exercised, or the shares underlying such options have been issued, and all restrictions applicable to such shares have lapsed. In addition, the Committee, in its discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such other restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares.

  Notice of Disposition. The Committee may require the employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an ISO, within two years from the date of granting such option or one year after the transfer of such shares to such employee. Certificates evidencing shares acquired by exercise of an ISO shall refer to such requirement to give prompt notice of disposition.

  Withholding Tax Obligations. As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions of any option or other Award granted under the Incentive Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other Awards, subject to the discretion of the Committee to disapprove such use.

Securities Law

  The Incentive Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Incentive Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Incentive Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Certain Federal Income Tax Consequences With Respect to the Incentive Plan

  The tax consequences of the Incentive Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Incentive Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

  ISOs. In general, holders of ISOs will not realize income for federal income tax purposes upon either the grant of the ISO or its exercise. However, the amount by which the Fair Market Value (as defined in the Incentive Plan) of the shares purchased upon exercise of the ISO exceeds the exercise price will be an "item of adjustment" for purposes of alternative minimum tax. Upon the sale or other taxable disposition of the shares purchased upon exercise of an ISO, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the exercise price if no disposition of the shares has taken place within either (1) one year from the date of transfer of the shares to the optionee upon exercise or (2) two years from the date of grant of the ISO. If the shares are sold or otherwise disposed of before the end of such one- or two-year periods, the difference between the exercise price and the fair market value of the shares on the date on which the ISO is exercised will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If there is a disposition of the shares before the expiration of such one- or two-year periods and the amount realized is less than the Fair Market Value of the shares at the date of exercise, the optionee's ordinary income is limited to the amount realized less the exercise price paid. The Company (or a subsidiary of the Company which employs the optionee) will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares received upon exercise of ISO.

  The Committee may permit a holder exercising an ISO to pay for the shares of stock purchased upon exercise by having a portion of the shares of stock purchased upon exercise sold by the holder's broker and the proceeds of the sale paid to the Company. The sale of the shares of stock by the holder's broker will be a disposition of the shares before the end of the one-year or two-year holding period. As a result, the difference between the exercise price of the shares of stock sold by the broker and the Fair Market Value of the shares of stock, determined on the date on which the incentive stock option is exercised, will be taxed as ordinary income; the balance of any gain will be taxed as capital gain. If the amount realized on the sale of the stock sold by the broker is less than the Fair Market Value of the shares on the date of exercise, the holder's ordinary income is limited to the amount realized less the exercise price paid. The Company (or a subsidiary of the Company which employs the optionee) will be entitled to a tax deduction to the extent the optionee has ordinary income upon the sale of the shares of stock sold by the holder's broker.

  NQSOs. In general, a holder of a NQSO will not realize income for federal income tax purposes as a result of the grant of such NQSO, but normally will realize compensation income upon exercise of the NQSO to the extent that the Fair Market Value of the shares on the date of exercise of the NQSO exceeds the aggregate option exercise price paid. The Company (or a subsidiary of the Company which employs the optionee) will be entitled to a deduction in the same amount at the time of exercise of the NQSO, provided that the Company (or a subsidiary of the Company which employs the optionee) reports on a timely basis the taxes on the ordinary income realized by the optionee upon the exercise of a NQSO.

  A holder exercising a NQSO may elect to pay amounts required to be withheld under federal, state or local law in connection with the exercise of the option by having a portion of the shares purchased upon exercise retained by the Company. The shares of stock retained will be treated as sold to the Company and the holder generally will not realize a gain on the sale.

  A holder exercising a NQSO may elect to pay for the shares of stock purchased upon exercise and all applicable withholding taxes by having a portion of the shares of stock purchased upon exercise sold by the holder's broker and the proceeds of the sale paid to the Company. The holder will realize additional gain or loss on the sale of the shares of stock by the holder's broker based on the difference between the fair market value of the shares of stock on the exercise date and the sale price.

  SARs. A holder of an SAR will not realize income for federal income tax purposes as a result of the grant of such SAR, but upon exercise of the SAR normally will realize compensation income in the year of such exercise equal to the fair market value of the cash received upon such exercise. The Company (or a subsidiary of the Company which employs the holder) will be entitled to a deduction in the same amount at the time of exercise of the SAR.

  A holder of a SAR will not realize income for federal income tax purposes as a result of the conversion of an SAR into an option to purchase shares of Series B Common Stock. A holder who receives an ISO upon conversion of a SAR will be subject to the rules described above under the caption "ISOs." A holder who receives a NQSO upon conversion of an SAR will be subject to the rules described above under the caption "NQSOs."

Options and SARs Granted Under the Incentive Plan

  As of March 31, 2000, options to purchase an aggregate of 1,310,000 shares of Series B Common Stock have been granted under the Incentive Plan to the Company's current executive officers as a group. As of March 31, 2000, 1,155,000 options to purchase shares of Series B Common Stock have been granted to the Named Executive Officers. As of March 31, 2000, no options to purchase shares of Series B Common Stock have been granted to the non-employee directors of the Company (Messrs. Sturm, Spitzenberger, Price, Barrack, Donoghue and Stiska and Ms. Sturm) under the Incentive Plan. As of March 31, 2000, options to purchase an aggregate of 3,590,887 shares of Series B Common Stock were outstanding under the Incentive Plan to all employees as a group, excluding executive officers.

  As of March 31, 2000, no SARs have been awarded under the Incentive Plan to
(i) any of the current executive officers of the Company, (ii) any of the Named Executive Officers or (iii) to the non-employee directors of the Company. As of March 31, 2000, no SARs covering shares of Series B Common Stock were outstanding under the Incentive Plan to any employees, including all current officers who are not executive officers, as a group. All previously granted SARs were subsequently converted to NQSOs pursuant to the terms of the SAR grant.

Vote Required

  The affirmative vote of stockholders holding a majority of the voting power of the stock represented and entitled to vote, in person or by proxy, at the Annual Meeting is required to approve the adoption of the Incentive Plan.

       The Board Of Directors Recommends A Vote In Favor Of Proposal 4.

                                  PROPOSAL 5

            Ratification of Appointment of Independent Accountants

  The Board has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they choose to do so, and will be available to respond to appropriate questions.

       The Board Of Directors Recommends A Vote In Favor Of Proposal 5.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

  The following table sets forth information with respect to beneficial ownership of our common stock as of March 31, 2000 for:

  . each person known to us to own beneficially more than 5% of the common stock;

  .  each of our directors;

  . each of the executive officers named in the summary compensation table below; and

  .  all of our directors and executive officers as a group.

                                Series A              Series B
                             Common Stock(1)       Common Stock(1)        Total Common Stock(1)
                          --------------------- --------------------- ------------------------------
                             No. of                No. of                No. of
                             Shares                Shares                Shares               % of
                          Beneficially Percent  Beneficially Percent  Beneficially Percent   Voting
                             Owned     of Class    Owned     of Class    Owned     of Class Power(1)
                          ------------ -------- ------------ -------- ------------ -------- --------
Donald L. Sturm(2)......   5,000,000     98.0%   18,591,682    33.0%   23,591,682    38.3%    63.8%

Texas Pacific Group(3)..           0        *    16,634,721    32.5    16,634,721    29.6     16.3

Enron(4)................           0        *     3,000,000     6.1     3,000,000     5.6      3.0

Sheldon S. Ohringer(5)..           0        *     1,870,000     3.9     1,870,000     3.5      1.9

Thomas P Barrack,
 Jr.(6).................           0        *    16,634,721    32.5    16,634,721    29.6     16.3

John G. Donoghue(7).....           0        *             0       *             0       *        *

William S. Price,
 III(8).................           0        *    16,634,721    32.5    16,634,721    29.6     16.3

James O.
 Spitzenberger(9).......           0        *             0       *             0       *        *

John C. Stiska(10)......           0        *        35,000       *        35,000       *        *

Melanie L Sturm(11).....           0        *             0       *             0       *        *

David J. Gandini(12)....           0        *       134,944       *       134,944       *        *

Marion K. Jenkins(13)...           0        *        78,050       *        78,050       *        *

Jeffrey L. Dykes(14)....           0        *        41,450       *        41,450       *        *

Douglas L. Kramer(15)...           0        *        35,178       *        35,178       *        *

All directors and
 executive officers as a
 group
 (14 persons)(16).......   5,000,000     98.0%   37,498,891    58.6%   42,498,891    61.5%    76.1%

--------
  * Less than one percent beneficially owned.
 (1) The information above is based on 51,040,072 shares of Series A and Series B common stock outstanding as of March 31, 2000. In accordance with SEC rules, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and warrants prior to May 30, 2000. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the individuals have sole voting and investment control with respect to the shares beneficially owned by them. Unless otherwise indicated, the business address for each of the individuals or entities listed below is c/o FirstWorld Communications, Inc., 8390 East Crescent Parkway, Suite 300, Greenwood Village, Colorado 80111. In accordance with SEC rules, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Series A common stock and Series B common stock as of March 31, 2000 and those shares of Series A common stock or Series B common stock that may be acquired by such stockholder within 60 days of such date. Consequently, the denominator for calculating such percentage may be different for each stockholder. The table above is based upon information supplied by directors, executive officers and principal stockholders.
 (2) Shares listed include: (a) 5,000,000 shares of Series A common stock held of record by Colorado Spectra 3, LLC; (b) 1,392,757 shares of Series B common stock held of record by Colorado Spectra 1, LLC; (c) 3,236,083 shares of Series B common stock held of record by Spectra 3; (d)
     3,333,333 shares of Series B common stock held by record by Colorado 4, LLC; and (e) 10,629,509 shares of Series B common stock subject to currently exercisable warrants held of record by Spectra 1, Colorado Spectra 2, LLC and Spectra 3. Spectra 1, 2, 3 and 4 are referred to as the "Sturm Entities." Beneficial ownership of the foregoing shares is attributable to Mr. Sturm because he is the managing member of the Sturm Entities and is therefore deemed to exercise voting power and investment authority with respect to the shares. The address for the Sturm Entities is 3033 East First Avenue, Suite 200, Denver, CO 80206.
 (3) Shares listed include: (a) 3,539,325 shares of Series B common stock held of record by TPG Partners III, L.P. ("TPG III"), 1,640,751 shares of Series B common stock held of record by T3 Partners, L.P. ("T3"), 1,754,154 shares of Series B common stock held of record by Colony Investors IV, L.P. ("Colony"), and 1,301,853 shares of Series B common stock held of record by TPG FirstWorld II LLC ("TPG II"); (b) 3,162,555 shares of Series B common stock held by TPG FirstWorld I LLC, an affiliate of Texas Pacific Group, and (c) 2,088,973 shares of Series B common stock issuable upon the exercise of warrants held by TPG II, 968,400 shares of Series B common stock issuable upon the exercise of warrants held by T3, 1,035,333 shares of Series B common stock issuable upon the exercise of warrants held by Colony, 375,000 shares of Series B common stock issuable upon exercise of warrants held by ColonyGP IV, L.P., and 768,377 shares of Series B common stock issuable upon exercise of warrants held by TPG II. The shares listed above were acquired in transactions which closed in February and March 2000. By virtue of affiliations among the above entities they may be deemed to be a group under Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The address for the TPG entities listed above is 201 Main Street, Suite 2420, Fort Worth, TX 76102; the address for the Colony entities listed above is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 94104.
 (4) Shares listed include: 3,000,000 shares of Series B common stock issuable upon exercise of a warrant held by ECT Merchant Investments Corp. The address for Enron is 1400 Smith Street, Houston, TX 77002.
 (5) Shares listed include: 1,870,000 shares of Series B common stock subject to currently exercisable options held by Mr. Ohringer at an exercise price of $6.00.
 (6) Shares listed include an aggregate of 16,634,721 shares of Series B
     Common Stock held of record by TPG FirstWorld I LLC and a group of investors led by affiliates of Texas Pacific Group. Mr. Barrack is a director, officer and stockholder of ColonyGP IV, Inc., which is the general partner of Colony Capital IV, L.P., which in turn is the sole general partner of Colony Investors IV, L.P, which is part of a group that includes TPG FirstWorld I LLC and the various affiliates of Texas Pacific Group. See Note 3 above. Mr. Barrack disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Barrack is 1999 Avenue of the Stars, Suite 1200, Los Angeles, CA 90067.
 (7) The address for Mr. Donoghue is 3101 Ellicott Street, N.W., Washington, D.C. 20008.
 (8) Shares listed include an aggregate of 16,634,721 shares of Series B
     Common Stock held of record by TPG FirstWorld I LLC and a group of investors led by affiliates of Texas Pacific Group. See Note 3 above. Mr. Price is the Vice President of TPG Advisors III, T3 Advisors and certain other entities affiliated with Texas Pacific Group. T3 Advisors is the general partner of T3 GenPar, L.P., which in turn is the general partner of T3 Partners, L.P., and TPG Advisors III, Inc. is the general partner of TPG GenPar III, L.P., which is in turn the general partner of various entities affiliated with Texas Pacific Group. See Note 3 above. Mr. Price disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Price is 345 California Street, Suite 3300, San Francisco, CA 94104.

 (9) Excludes shares of Series A common stock and Series B common stock beneficially owned by the Sturm Entities (described in note 2). Mr. Spitzenberger, together with trusts established for the benefit of Mr. Spitzenberger's children, owns 10.0%, 10.0%, 6.67% and 7.28% of the membership interests in Spectra 1, Spectra 2, Spectra 3 and Spectra 4, respectively. Mr. Spitzenberger disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Spitzenberger is 3033 East First Avenue, Suite 200, Denver, CO 80206.
(10) Shares listed include: (a) 10,000 shares of Series B common stock held directly by Mr. Stiska; and (b) 25,000 shares of Series B common stock subject to currently exercisable options held by Mr. Stiska at an exercise price of $3.00. The address for Mr. Stiska is Commercial Bridge Capital, LLC, 4275 Executive Square, Suite 350, La Jolla, CA 92037.
(11) Excludes shares of Series A common stock and Series B common stock beneficially owned by the Sturm Entities (described in note 2). Ms. Sturm owns membership interests in certain of the Sturm Entities, through a revocable trust of which she is a co-trustee. Ms. Sturm disclaims beneficial ownership of such shares. The address for Ms. Sturm is 5430 Chevy Chase Parkway, NW, Washington, DC 20015.
(12) Shares listed include: 125,000 shares of Series B common stock subject to currently exercisable options held by Mr. Gandini at an exercise price of $6.00, 7,444 shares acquired pursuant to FirstWorld's Quarterly Bonus Program and 2,500 shares of Series B common stock purchased in the open market on March 8, 2000.
(13) Shares listed include: 62,500 shares of Series B common stock subject to currently exercisable options held by Dr. Jenkins at an exercise price of $6.00, 7,550 shares acquired pursuant to FirstWorld's Quarterly Bonus Program, 5,000 shares held jointly with his wife purchased in open market transactions on March 8, 2000 and an aggregate of 3,000 shares which were acquired in open market transactions on March 8, 2000 and held as custodian for his children.
(14) Shares listed include: 37,500 shares of Series B common stock subject to currently exercisable options held by Mr. Dykes at an exercise price of $6.00 and 3,950 shares acquired by Mr. Dykes pursuant to FirstWorld's Quarterly Bonus Program.
(15) Shares listed include: 31,250 shares of Series B common stock subject to currently exercisable options held by Mr. Kramer at an exercise price of $6.00 and 3,928 shares acquired pursuant to FirstWorld's Quarterly Bonus Program.
(16) Of the 37,498,891 shares of Series B common stock beneficially owned by the directors and executive officers as a group, 29,488 shares of Series B common stock were acquired by certain executive officers pursuant to FirstWorld's Quarterly Bonus Program.

Executive Officers

  The following sets forth certain information with respect to the executive officers of the Company as of March 31, 2000:

Name                              Age                  Position
----                              ---                  --------
Donald L. Sturm..................  68 Chairman of the Board

Sheldon S. Ohringer..............  42 President, Chief Executive Officer and
                                      Director

David J. Gandini.................  42 Executive Vice President

Marion K. Jenkins................  46 Executive Vice President of Web
                                      Technologies and Chief Technology Officer

Jeffrey L. Dykes.................  45 Senior Vice President, General Counsel and
                                      Secretary

Scott M. Chase...................  31 Senior Vice President, Corporate and
                                      Government Affairs and Assistant Secretary

Paul C. Adams....................  37 Vice President of Finance, Treasurer and
                                      Assistant Secretary

  Donald L. Sturm. Mr. Sturm has been Chairman of our board of directors and head of the Chairman's Committee since January 1998. Mr. Sturm served as President from January 1998 through September 1998 and as Chief Executive Officer from March 1998 through September 1998. Since December 1991, Mr. Sturm has been a private equity investor, with interests in telecommunications, banking and real estate, among others. Mr. Sturm currently serves as chairman of the board of three bankholding companies with nine banks that he owns in the Rocky Mountain area and the Midwest. Mr. Sturm was a member of the group that brought Continental Airlines out of bankruptcy in 1993, and currently is a significant stockholder and director of Continental. Prior to December 1991, Mr. Sturm served as Vice Chairman of Peter Kiewit Sons' Inc., a construction, coal mining and telecommunications company that has made significant investments in other industries. In 1984, Mr. Sturm led Peter Kiewit Sons' $3.5 billion acquisition of The Continental Group Inc. and became the Continental Group's Chairman and Chief Executive Officer, positions he held until Peter Kiewit Sons' sold the Continental Group in 1991. While Vice Chairman of Peter Kiewit Sons', Mr. Sturm participated in decisions to invest in MFS Communications which was taken public in 1993 and sold to MCI WorldCom, Inc. in 1996 for approximately $14.4 billion. Mr. Sturm owns significant ownership interests in MCI WorldCom, Level 3 Communications, Inc., HarvardNet and KAPT, a telecommunications company based in Paris, France.

  Sheldon S. Ohringer. Mr. Ohringer has been Chief Executive Officer, President, a director of FirstWorld and a member of the Chairman's Committee since October 1, 1998 and a member of the Equity Investment Committee since November 1999. Beginning in November 1994, Mr. Ohringer served in various capacities for ICG Communications, Inc., most recently as Executive Vice President--Telecom of ICG Communications and President of ICG Telecom Group, Inc., an operating subsidiary of ICG Communications. Before working for ICG, Mr. Ohringer was Senior Vice President of Sales and Business Development for U.S. Long Distance Corp. from May 1991 until October 1994. From May 1984 until August 1990, Mr. Ohringer held key management and executive positions with Telecom* USA, a long distance carrier which was acquired by MCI WorldCom in 1990. In 1999, Mr. Ohringer was appointed Commissioner to the Colorado Commission on Science and Technology. As Commissioner, Mr. Ohringer advises the Governor of Colorado on Internet and telecommunications issues. Mr. Ohringer in an executive member of the board of directors for the Association for Local Telecommunications Services (ALTS), the leading local competitive telecommunications association in the United States of America. Mr. Ohringer received a B.A. degree in Business Administration from the University of Iowa in December 1979.

  David J. Gandini. Mr. Gandini has been Executive Vice President of FirstWorld since November 1998. Mr. Gandini is responsible for sales and field operations. From 1996 to October 1998, Mr. Gandini served in various capacities at ICG Telecom, most recently as Senior Vice President of Wholesale Services and President of Long Distance Operations. During this period, Mr. Gandini directed the construction of a 166-node network, one of the largest voice/data/Internet Protocol domestic networks. Before joining ICG Telecom, Mr. Gandini was the President of Pace Network Services. Mr. Gandini received a B.A. degree in telecommunications from Michigan State University.

  Marion K. Jenkins, Ph.D. Dr. Jenkins has been Executive Vice President of Web Technologies and Chief Technology Officer since January 2000. Previously, Dr. Jenkins had been Senior Vice President of Information Technology and Chief Information Officer of FirstWorld since November 1998. For the previous two years, Dr. Jenkins held various executive offices, most recently as Vice President of Strategic Client Applications at Qwest Communications International, Inc., Vice President of Sales Operations at LCI International and Chief Information Officer at U.S. Long Distance Corp. Dr. Jenkins worked in these various positions as a result of the acquisition of LCI by Qwest and the acquisition of USLD by LCI. Dr. Jenkins also served as Vice President of Sales for American Telco, Inc. from 1986 through 1996. Dr. Jenkins holds M.S. and Ph.D. degrees in mechanical engineering from Stanford University, and a B.S. degree, with honors, in mechanical engineering from Utah State University.

  Jeffrey L. Dykes. Mr. Dykes has been Senior Vice President and General Counsel of FirstWorld since January 1999 and is responsible for all of our legal affairs. In March 1999, Mr. Dykes was appointed Secretary of FirstWorld. From February 1996 through January 1999, Mr. Dykes served in various capacities in the legal department at ICG Communications, most recently as Assistant General Counsel. From 1991 through 1995, Mr. Dykes served in various positions at the Denver and Regional Offices of the Resolution Trust Corporation, most recently as Senior Attorney. In 1997, Mr. Dykes received a Certificate of Advanced Studies in Telecommunications from University College at the University of Denver. Mr. Dykes obtained his law degree from the University of Denver College of Law in 1981 and graduated cum laude from Western State College of Colorado with a B.A. degree in English.

  Scott M. Chase. Mr. Chase has been our Senior Vice President of Corporate and Government Affairs of FirstWorld since October 1998. In March 1999, Mr. Chase was appointed Assistant Secretary of FirstWorld. Mr. Chase worked in various capacities for ICG Communications from March 1997 to September 1998, most recently as Vice President, Corporate Communications and Government Affairs. After graduating from the University of Colorado in 1991 and until he joined ICG Communications in March 1997, Mr. Chase served in various government capacities and was actively involved in a number of local, state and federal electoral campaigns, including serving as the Deputy Political Director for the Colorado campaign to elect Clinton/Gore in 1992. During this period, Mr. Chase also served as a senior policy and political advisor for several public officials, including U.S. Senator Tim Wirth and former Governor of Colorado Roy Romer.

  Paul C. Adams. Mr. Adams has been Vice President of Finance and Treasurer of FirstWorld since January 1999. In March 1999, Mr. Adams was appointed Assistant Secretary of FirstWorld. From 1993 to 1998, Mr. Adams was employed by Western Gas Resources, Inc., most recently as Controller. From 1987 to 1993, Mr. Adams was employed by PricewaterhouseCoopers LLP, most recently as Manager of Business Assurance. Mr. Adams is the principal financial and accounting officer of FirstWorld. He received a B.S. degree in Business from the University of Colorado in 1987 and a B.A. degree in Economics from the University of Alberta in 1985. He is a Certified Public Accountant.

Executive Compensation

  The following table sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer and our four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for services rendered in all capacities to us during 1999 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                                             Long-Term
                                           Annual Compensation(1)           Compensation
                                    --------------------------------------- ------------
                           Twelve                                            Securities
Name and Principal         Months                            Other Annual    Underlying
Position(s)                Ended    Salary ($) Bonus ($)   Compensation ($) Options (#)
------------------       ---------- ---------- ---------   ---------------- ------------
Sheldon S.
 Ohringer(2)...........  12/31/1999  202,518    100,000(3)    1,000,000(4)
 President and Chief
  Executive Officer      12/31/1998   50,006        --        2,000,000      2,805,000

David J. Gandini(5)....  12/31/1999  185,000     27,273(6)      100,000(7)      10,000
 Executive Vice
  President              12/31/1998   15,417        --              --         500,000

Marion K. Jenkins(8)...  12/31/1999  160,000     26,051(6)          --          40,000
 Executive Vice
  President of Web       12/31/1998   23,077                                   250,000
 Technologies and Chief
  Technology
 Officer

Jeffrey L. Dykes(9)....  12/31/1999  159,487     20,201(6)       30,000        160,000
 Senior Vice President,
  General Counsel        12/31/1998      --         --              --             --
 and Secretary

Douglas L. Kramer(10)..  12/31/1999  135,000     16,823(6)       30,000         10,000
 Senior Vice President   12/31/1998    9,259        --              --         125,000

--------
 (1) Other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of total annual salary and bonus for the Named Executive Officers for such year.
 (2) Mr. Ohringer became FirstWorld's Chief Executive Officer on October 1,
     1998.
 (3) Pursuant to the terms of Mr. Ohringer's employment agreement, Mr. Ohringer is entitled to receive a bonus up to 50% of his base pay on each of his employment anniversary dates. As a result, Mr. Ohringer was paid a bonus on October 1, 1999.
 (4) Pursuant to the terms of Mr. Ohringer's employment agreement Mr. Ohringer is entitled to a cash payment of $4.0 million for certain benefits that he would have been eligible to receive from his former employer. The cash payment of $4.0 million is payable in three separate installments, the first installment in the amount of $2.0 million was paid to Mr. Ohringer on October 1, 1998 and the second installment of $1.0 million was paid to Mr. Ohringer on October 1, 1999.
 (5) Mr. Gandini became a FirstWorld employee on December 1, 1998.
 (6) Payment represents cash bonus pursuant to the Company's Quarterly Bonus Program.
 (7) Pursuant to the terms of Mr. Gandini's employment agreement, Mr. Gandini is entitled to a cash payment of $500,000 for certain benefits he would have been eligible to receive from his former employer. The $500,000 cash payment is payable in three installments on each of January 1, 1999, 2000 and 2001. The first installment of $100,000 was paid on January 1, 1999 and the second installment of $200,000 was paid on January 1, 2000.
 (8) Dr. Jenkins became a FirstWorld employee on November 9, 1998.
 (9) Mr. Dykes became a FirstWorld employee on January 4, 1999.
(10) Mr. Kramer became a FirstWorld employee on December 7, 1998.

Option Grants During 1999

  The following table sets forth certain information with respect to options to purchase Series B common stock granted during the twelve-month period ended December 31, 1999 to certain of our executive officers.

                                                                     Potential Realizable
                                     % of Total                        Value at Assumed
                          Number of   Options                        Annual Rates of Stock
                         Securities  Granted to Exercise              Price Appreciation
                         Underlying  Employees  Price per               for Option Term
                           Options   in Fiscal    Share   Expiration ----------------------
Name                     Granted (#)  Year (%)   ($/SH)      Date        5%        10%
----                     ----------- ---------- --------- ---------- ---------- -----------
Sheldon S. Ohringer.....       --       --         --           --          --         --

David S. Gandini........    10,000        *       7.50     12/31/06      30,533     71,154

Marion K. Jenkins.......    40,000      1.0       7.50     12/31/06     122,130    284,615

Jeffrey L. Dykes........    37,500                6.00     01/04/06      91,598    213,461
                            37,500                6.50     01/04/06      72,848    194,711
                            37,500                7.00     01/04/06      54,098    175,961
                            37,500                7.50     01/04/06      35,348    157,211
                            10,000                7.50     12/31/06      30,533     71,154
                           -------                                   ---------- ----------
                           160,000      3.8                             284,425    812,498

Douglas L. Kramer.......    30,000        *       7.50     12/31/06      30,533     71,154

--------
* Less than 1%

  Options were granted at an exercise price equal to or greater than the fair market value of our Series B common stock. Exercise prices are determined by our Board on the date of grant.

  The 5% and 10% assumed annual rates of compounded stock price appreciation shown above are mandated by rules of the SEC. These values do not take into account amounts required to be paid as income taxes and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting, and do not reflect our estimate of future stock price growth, if any, of the shares of Series B common stock.

Options Exercised During 1999 and Option Values

  The following table sets forth certain information with respect to the exercise of options to purchase Series B common stock during the twelve-month period ended December 31, 1999, and the unexercised options held and the value thereof at that date, for each of the named executive officers.

                                                      Number of
                                                Securities Underlying     Value of Unexercised
                           Shares              Unexercised Options at     In-the-Money Options
                          Acquired    Value      Fiscal Year End (#)     at Fiscal Year End ($)
                         on Exercise Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Sheldon S. Ohringer.....     --        --      1,870,000     935,000     2,805,000    1,402,500

David J. Gandini........     --        --        125,000     385,000       187,500      187,500

Marion K. Jenkins.......     --        --         62,500     227,500        93,750       93,750

Jeffrey L. Dykes........     --        --            --      160,000           --       112,500

Douglas L. Kramer.......     --        --         31,250     103,750        46,875       46,875

  In the table above, the value of unexercised in-the-money options is based on the fair market value of our Series B common stock as of December 31, 1999 (determined by the Board to be $7.50 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

Employment Agreements

  We have employment agreements with Sheldon S. Ohringer, David J. Gandini, Jeffrey L. Dykes, Marion K. Jenkins, Douglas L. Kramer, Scott M. Chase and Paul C. Adams, among others.

Sheldon S. Ohringer

  We entered into an employment agreement on September 28, 1998, with Sheldon
S. Ohringer pursuant to which Mr. Ohringer agreed to join FirstWorld as our President and Chief Executive Officer on October 1, 1998. This employment agreement has a three year term ending on September 30, 2001 and thereafter will automatically renew for one year periods, unless terminated earlier by either party. It also provides that Mr. Ohringer will be nominated to serve as a director of FirstWorld during the term of the agreement. The agreement provides for an initial annual base salary of $200,000 which will be reviewed annually beginning October 1999, and an annual cash bonus of not more than 50% of Mr. Ohringer's base salary. Also, to compensate Mr. Ohringer for certain benefits that he would have received from his previous employer, we have agreed to pay Mr. Ohringer a cash payment of $4.0 million in three separate installments. The first installment in the amount of $2.0 million was paid on October 1, 1998, the second $1.0 million installment was paid on October 1, 1999 and the final $1.0 million installment is due on October 1, 2000. Under his employment agreement, Mr. Ohringer must be employed by FirstWorld on the date an installment becomes due to be eligible to receive the installment payment unless FirstWorld terminates Mr. Ohringer's employment other than for cause or Mr. Ohringer terminates his own employment for good reason prior to the installment date. In addition, Mr. Ohringer may elect to receive all or any portion of the third installment payment in the form of Series B common stock in lieu of a cash payment, in which case the stock will be valued at $7.50 per share, respectively. In the event that the stock payment election is made, we may be required to record a non-cash compensation charge associated with this payment in the fourth quarter of 2000.

  In addition, under his employment agreement, Mr. Ohringer will be eligible for the following bonuses:

  Initial Public Offering Bonus. Upon the closing an initial public offering with gross proceeds to FirstWorld of at least $20.0 million, referred to below as a "qualified public offering," with a price of at least $10.00 per share before April 1, 2000, we agreed to pay Mr. Ohringer a single sum of $1.0 million as a cash bonus. Mr. Ohringer received this payment in March 2000.

  Deferred Cash Bonus. In addition to the initial public offering bonus discussed above, Mr. Ohringer's employment agreement calls for the following payments:

  . In the event a qualified public offering with a price of at least $12.50 per share before October 1, 2000, we agreed to pay Mr. Ohringer an $8.4 million cash bonus on September 30, 2001. Mr. Ohringer is entitled to this bonus payment based on our initial public offering on March 8, 2000.

  . In addition, if FirstWorld's Series B common stock trades in excess of $20.00 for a period of 20 consecutive trading days prior to October 1, 2001, then on September 30, 2001 we will pay Mr. Ohringer a cash payment equal to $16.8 million minus any amounts he receives under either of the two bulleted paragraphs above.

  The payments described in the two paragraphs above are referred to as the "deferred cash bonus." Upon a change of control or the termination of Mr. Ohringer's employment by FirstWorld without cause, voluntarily by Mr. Ohringer for good reason or upon his death, any deferred cash bonus previously earned by Mr. Ohringer that has not yet been paid shall be paid within 30 days of the date of termination. In no event will the termination of Mr. Ohringer's employment, including termination by FirstWorld for cause or disability or Mr. Ohringer's voluntary termination of his employment without good reason, affect Mr. Ohringer's right to receive the deferred cash bonus earned prior to that termination.

  Mr. Ohringer also has been granted an option to purchase 2,805,000 shares of Series B common stock at an exercise price of $6.00 per share, subject to anti-dilution protections set forth in his employment agreement. The option has a term of seven years from October 1, 1998 and vested with respect to one-third of the shares on October 1, 1998 and 1999, and will vest with respect to the remaining one-third on October 1, 2000. In addition, all of the shares subject to the option shall immediately vest immediately prior to the effectiveness of a change of control, if FirstWorld's Series B common stock trades at a price in excess of $20.00 for a period of 20 consecutive trading days prior to October 1, 2001, or if Mr. Ohringer is terminated by FirstWorld without cause or Mr. Ohringer voluntarily terminates his employment with FirstWorld for good reason. Subject to certain exceptions, Mr. Ohringer has agreed to hold 40% of the shares he acquires upon exercise of the option for at least one year from the date of exercise; provided, however, that this provision will not apply if there is a change in control, merger, consolidation or other transaction where FirstWorld is not the surviving entity and where all of FirstWorld's shareholders receive cash or other consideration for their shares as a result of the transaction.

  Mr. Ohringer also has been granted a right of first refusal which allows him to maintain his percentage ownership interest, assuming the exercise in full of the option described above, with respect to certain future equity issuances. This right of first refusal terminated upon the closing of our initial public offering. Mr. Ohringer may also participate in the employee benefit plans generally available to other executive officers of FirstWorld including pension, retirement, hospitalization, insurance, disability or medical services.

  Depending on how Mr. Ohringer's employment with FirstWorld terminates, Mr. Ohringer or his estate may be eligible to receive certain termination payments and Mr. Ohringer or his family and dependents would also be entitled to continuation of certain benefits for a specified period of time. In addition, if Mr. Ohringer's employment is terminated by FirstWorld without cause or by Mr. Ohringer for good reason, which includes a change of control of FirstWorld, FirstWorld will pay Mr. Ohringer a severance payment equal to two times his annual base salary and bonus plus certain accrued vacation, all options awarded to him will fully vest and the non-compete covenant discussed below will not apply. Mr. Ohringer can also elect, in his sole discretion, to reduce any severance benefits and payments made to him on such a termination of employment, to the extent that such payments would cause Mr. Ohringer's total termination benefits to constitute an excess parachute payment under
Section 280G of the Code and by reason of such excess parachute payment, Mr. Ohringer would be subject to an excise tax under Section 4999(a) of the Code.

  Mr. Ohringer is subject to a one year non-compete covenant if his employment is terminated by FirstWorld for cause or for disability or if Mr. Ohringer voluntarily terminates his employment without good reason.

Other Employment Agreements

  On November 9, 1998, we entered into a two-year employment agreement with Dr. Marion K. Jenkins, our Executive Vice President of Web Technologies and Chief Technology Officer. This agreement currently provides for a current base salary of $170,000 and a discretionary bonus of up to 50% of the base salary. Dr. Jenkins was granted an option to purchase 250,000 shares of Series B common stock, vesting as to one quarter of the shares on each of the first, second, third and fourth anniversaries of the agreement. The exercise price of the option is $6.00 per share with respect to the first installment, $6.50 for the second installment, $7.00 for the third installment and $7.50 for the fourth installment.

  On November 30, 1998, we entered into a three-year employment agreement with David S. Gandini, our Executive Vice President Sales. This agreement currently provides for a base salary of $196,280 and a discretionary bonus of up to 40% of the base salary. In addition, Mr. Gandini received a signing bonus of $500,000, payable in three annual installments beginning on January 1, 1999. Mr. Gandini was granted an option to purchase 500,000 shares of Series B common stock, vesting as to one quarter of the shares on each of the first, second, third and fourth anniversaries of the agreement. The exercise price of the option is $6.00 per share with respect to the first installment, $6.50 for the second installment, $7.00 for the third installment and $7.50 for the fourth installment. Mr. Gandini's options vest immediately upon a change of control of the company.

  On December 7, 1998, we entered into a two-year employment agreement with Douglas L. Kramer, who was hired as our Senior Vice President and Chief Technical Officer and is currently our Senior Vice President of Engineering and Operations. The agreement currently provides for a base salary of $141,750 and a discretionary bonus of up to 35% of the base salary. Mr. Kramer was paid a one-time signing bonus of $30,000 and was granted options to purchase 100,000 shares of Series B common stock, vesting as to one quarter of the shares on each of the first, second, third and fourth anniversaries of the agreement. The exercise price of the option is $6.00 per share with respect to the first installment, $6.50 for the second installment, $7.00 for the third installment and $7.50 for the fourth installment. Mr. Kramer's options vest immediately upon a change of control of the company.

  On January 4, 1999, we entered into a two-year employment agreement with Jeffrey L. Dykes, our General Counsel and Secretary. This agreement currently provides for an initial base salary of $168,000 and a discretionary bonus of up to 35% of the base salary. In addition, Mr. Dykes received a signing bonus of $30,000. Mr. Dykes was granted an option to purchase 150,000 shares of Series B common stock, vesting as to one quarter of the shares on each of the first, second, third and fourth anniversaries of the agreement. The exercise price of the option is $6.00 per share with respect to the first installment, $6.50 for the second installment, $7.00 for the third installment and $7.50 for the fourth installment. Mr. Dykes' options vest immediately upon a change of control of the company or upon termination by us without cause or by Mr. Dykes for good reason.

  On January 27, 1999, we entered into a one-year employment agreement with Paul C. Adams, our Vice President of Finance, Treasurer and Assistant Secretary. We renewed this agreement on January 27, 2000. This agreement currently provides for a base salary of $132,000 and a discretionary bonus of up to 25% of the base salary. Mr. Adams was granted an option to purchase 100,000 shares of Series B common stock, vesting as to one quarter of the shares on each of the first, second, third and fourth anniversary of the agreement. The exercise price of the option is $6.00 per share with respect to the first installment, $6.50 for the second installment, $7.00 for the third installment and $7.50 for the fourth installment. Mr. Adams' options vest immediately upon a change of control of the company.

                     REPORT OF THE COMPENSATION COMMITTEE

                            Executive Compensation

General

  The purpose of the compensation policy of FirstWorld Communications, Inc., a Delaware corporation is to attract, retain and motivate FirstWorld's executive officers ("Executive Officers") over the long term. Since 1997, executive compensation has been reviewed by the Compensation Committee of the Board of Directors of FirstWorld (the "Compensation Committee"). The primary components of FirstWorld's executive compensation program are base salary and bonuses and long-term incentive compensation in the form of stock options offered under FirstWorld's incentive plans.

Base Salaries and Bonuses

  Annual base salaries paid to Executive Officers have historically been at levels consistent with those paid to executive officers with comparable experience and responsibilities in the telecommunications industry or other similarly sized companies. Although Executive Officers and FirstWorld are parties to employment agreements, which set a base level of salary, the Compensation Committee reviews all adjustments to annual base salaries paid to Executive Officers. Compensation adjustments are determined based on recommendations from FirstWorld's President and Chief Executive Officer. Factors considered by Mr. Ohringer in making his recommendation to the Compensation Committee are typically based on his perception on the individual's performance, success in achieving company and personal goals, and planned changes in responsibilities. An individual's extraordinary efforts resulting in tangible increases in corporate, division or department success are also considered by Mr. Ohringer in recommending increases in base salary and annual bonuses.

Incentive Compensation

  Stock option grants under FirstWorld's incentive plans are designed to provide an additional incentive to attract and retain executive officers. In addition, stock options provide an incentive to Executive Officers to increase shareholder value on a long-term and sustained basis. Management believes that Executive Officers, who are in a position to contribute to the long-term success of FirstWorld and to build incremental shareholder value, should have a stake in FirstWorld's future success. This focuses attention on managing FirstWorld as an owner with an equity position in FirstWorld's business and seeks to align the Executive Officers' interests with the long-term interests of FirstWorld's stockholders. Stock options represent an important part of FirstWorld's compensation program for Executive Officers, and, similar to other growing technology companies, represents a significant component of overall compensation.

Compensation of Chief Executive Officer

  As set forth in a three-year employment agreement entered into by Mr. Ohringer and FirstWorld, Mr. Ohringer's base salary was established on September 28, 1998, at $200,000 per year, effective October 1, 1998, the day he became FirstWorld's Chief Executive Officer. Mr. Ohringer's base salary is subject to annual reviews commencing October 1999 and each year thereafter. Mr. Ohringer's base salary was increased during fiscal 1999 from $200,000 to $210,000, and consequently his total base compensation for the year was $202,518.

  The Compensation Committee reviews Mr. Ohringer's performance at least once annually during each year of the employment period and, based on Mr. Ohringer's performance recommend whether FirstWorld should award Mr. Ohringer a cash bonus in an amount not exceeding 50% of his base salary in order to reward him for services rendered to FirstWorld and/or as an incentive for continued service to FirstWorld. The amount of Mr. Ohringer's bonus is determined in the reasonable discretion of the Compensation Committee and is dependent upon, among other things, the achievement of certain performance levels by FirstWorld, including, without limitation, (i) the nature, magnitude and quality of the services performed by Mr. Ohringer for FirstWorld, (ii) the condition (financial and other) and results of operations of FirstWorld and (iii) the compensation paid for positions of comparable responsibility and authority within the telecommunications industry. Mr. Ohringer's bonus for fiscal 1999 was $100,000.

  Pursuant to the terms of Mr. Ohringer's employment agreement, Mr. Ohringer is entitled to a cash payment of $4.0 million for certain benefits that he would have been eligible to receive from his former employer. The cash payment of $4.0 million is payable in three separate installments, the first installment in the amount of $2.0 million was paid to Mr. Ohringer on October 1, 1998 and the second installment of $1.0 million was paid to Mr. Ohringer on October 1, 1999. In addition, Mr. Ohringer received options to purchase up to 2,805,000 shares of the Company's Series B Common Stock at a price of $6.00 per share. This grant of options vests in three equal installments on October 1, 1998, 1999 and 2000. Mr. Ohringer did not receive additional options in 1999.

  The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that FirstWorld specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          Respectfully submitted,

                                          The FirstWorld Compensation
                                           Committee

                                          Melanie L. Sturm
                                          William S. Price, III

                       PERFORMANCE MEASUREMENT COMPARISON

  The following graph presents a comparison of the cumulative stockholder return on the Company's Series B Common Stock commencing on October 8, 1998, the date on which the Company's Series B Common Stock was registered with the Securities and Exchange Commission, and ending December 31, 1999, with (i) a peer group consisting of At Home Corporation, Concentric Network Corporation, Exodus Communications, Globix Corporation, PSINet Inc., Sapient Corporation and Verio, Inc., (ii) the Nasdaq Stock Market (US) Index and (iii) the Nasdaq Telecommunications Index. The returns shown assume that $100 was invested in the Company's Series B Common Stock, stocks comprising the Nasdaq Stock Market (U.S.) Index, the Nasdaq Telecommunications Index and stocks comprising the peer group on October 8, 1998. The returns shown also assume that all dividends paid, if any, during the period were reinvested. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past performance is no guarantee of future results. In addition, during the period represented by this graph there was no public market for the Company's Series B Common Stock. Thus, the cumulative stockholder return of the Company's Series B Common Stock is based on the Board of Directors' determination of the fair market value of a share of Series B Common Stock during this period. There can be no assurance that shares of Series B Common Stock could have been traded at the fair market value determined by the Company's Board of Directors if a public market had existed for the Series B Common Stock.


                                                         Cumulative Total
                                                              Return
                                                     ------------------------
                                                     10/8/98  12/98    12/99
                                                     -------  ------   ------

FIRSTWORLD COMMUNICATIONS, INC...................... 100.00   100.00   125.00
PEER GROUP.......................................... 100.00   207.26   620.02
NASDAQ STOCK MARKET (U.S.).......................... 100.00   155.40   287.58
NASDAQ TELECOMMUNICATIONS........................... 100.00   164.01   290.20

                             CERTAIN TRANSACTIONS

December 1997 Equity Investment

  General. On December 30, 1997, we issued 5,000,000 shares of newly created Series A common stock to each of Spectra 3 and Enron Capital & Trade Resources Corp., an affiliate of Enron Corp., for $3.00 per share pursuant to a common stock purchase agreement. We also issued for no additional consideration warrants to purchase 5,000,000 shares of Series B common stock at $3.00 per share to each of Spectra 3 and Enron. The Series A common stock and Series B common stock are identical in all respects, except that the Series A common stock possesses ten votes per share on all matters subject to a vote of stockholders while the Series B common stock possesses one vote per share. Spectra 3, an entity controlled by Donald L. Sturm, was formed for the purpose of participating in this equity investment. Spectra 3 is an affiliate of Spectra 1 and Spectra 2, entities that owned equity securities of FirstWorld prior to the equity investment. Spectra 1, 2, 3 and 4 are referred to as the "Sturm Entities."

  The stock purchase agreement also granted Spectra 3 and Enron the right to invest an additional $20.0 million in the aggregate on the same terms applicable to their purchases of Series A common stock, except that any additional shares of common stock to be acquired would be Series B common stock. Spectra 3 and Enron exercised this option in April 1998 and acquired an aggregate of shares of Series B common stock at an exercise price of $3.00 per share.

  Investor Rights Agreement. In connection with the closing of the equity investment discussed above, we entered into an amended and restated investor rights agreement which entitles Spectra 3, Enron and other prior investors to certain demand and piggyback registration rights. In addition, the Sturm Entities and Enron were granted rights of first refusal that permit them to maintain their respective percentage ownership interest in FirstWorld with respect to certain future equity issuances. Under the terms of his employment agreement, Mr. Ohringer was also granted a right to maintain his percentage ownership interest in FirstWorld with respect to certain future equity issuances.

  In connection with the additional investment of $20.0 million discussed above, we further amended and restated the investor rights agreement in order to allow for, and coordinate with, the registration rights granted by the warrant registration rights agreement dated April 13, 1998 between FirstWorld and the initial purchasers of those warrants and to make certain other revisions to the previous version of the investor rights agreement. Also, in connection with the hiring of Mr. Ohringer as our President and Chief Executive Officer in October 1998, we amended the investor rights agreement to waive the right of first refusal with respect to the issuance of options pursuant to Mr. Ohringer's employment agreement.

  In connection with the Sturm equity investment agreement, the investor rights agreement was amended to waive the right of first refusal held by certain parties with respect to the acquisition of the Series B common stock by Spectra 4 under that agreement, to provide Spectra 4 the same rights and obligations as the "Sturm Entities" under the investor rights agreement, and to provide the same registration rights to Spectra 4 as are provided to other holders under the agreement. Upon consummation of the private placements of common stock to Lucent, Microsoft, SAIC and Texas Pacific Group which closed concurrently with our initial public offering, the investor rights agreement was amended to provide these parties with the demand, S-3 and piggy back registration rights set forth in the investor rights agreement. In addition, pursuant to a letter agreement signed by Enron, Texas Pacific Group and FirstWorld, all of Enron's rights under this agreement terminated upon the closing of the Company's initial public offering of common stock on March 13, 2000.

  Amendment to Sturm Warrant. On January 31, 1997 FirstWorld, Spectra 1 and Spectra 2 entered into a warrant purchase/right to maintain agreement pursuant to which we sold to Spectra 2 a warrant that was initially exercisable for 800,000 shares of common stock at an aggregate exercise price of $3.8 million. This warrant contained an anti-dilution provision pursuant to which the number of shares that could be purchased could be increased based upon the weighted average issuance price of equity securities issued by FirstWorld prior to

April 1, 1999. In connection with the closing of the December 1997 equity investment, this warrant was amended to provide for the issuance upon exercise of up to 2,110,140 shares of Series B common stock with an exercise price of $1.80 per share, amounting to an aggregate exercise price of approximately $3.8 million. The warrant is subject to customary adjustment on stock splits, stock dividends, subdivisions or combinations, but is not otherwise subject to adjustment. In addition, Spectra 1 and Spectra 2 waived their maintenance rights provided under the warrant purchase/right to maintain agreement.

  Waiver of Business Opportunities. In connection with the 1997 equity investment FirstWorld, the Sturm Entities and Enron entered into a business opportunity agreement to address the fact that Enron and the Sturm Entities or their affiliates own or participate in telecommunications businesses, and may develop, finance or otherwise participate in such businesses in the future, including businesses that may compete with FirstWorld. Enron advised FirstWorld and the Sturm Entities that (a) FirstPoint Communications, Inc. and its affiliates, which are affiliates of Enron, are engaged in the business of providing telecommunications services, and may have developed or will develop, finance or acquire interests in telecommunications and related companies that compete with FirstWorld, and (b) FirstPoint was at the time of the investment by Enron in FirstWorld pursuing a financing, acquisition or investment opportunity in a competitor or potential competitor of FirstWorld.

  This business opportunity agreement generally provides, except as agreed by the parties and as set forth in that agreement, that (a) neither Enron, the Sturm Entities nor any of their affiliates would have any obligation to pursue any business opportunity jointly with FirstWorld or to offer any business opportunity to FirstWorld, and any Enron or Sturm Entity representative on the board would have no obligation to offer any business opportunity to FirstWorld; (b) Enron, the Sturm Entities and their affiliates would be free to pursue business opportunities jointly with parties other than FirstWorld, including opportunities that might involve telecommunications; and (c) Enron, the Sturm Entities and their affiliates would be free to compete with FirstWorld and would have no obligation to refrain from engaging in any business.

  The business opportunity agreement also provides that we will, during an exclusivity period, grant Enron and its affiliates the exclusive right to pursue jointly with us any "joint application opportunity" that includes both telecommunications and utility applications, for example, the marketing of natural gas, electricity or water and the provision of related services. The exclusivity period began on the closing of the December 1997 equity investment and continues until the earlier of December 30, 2000 or the date upon which Enron and any of its affiliates hold less than 5% of the capital stock or warrants of FirstWorld (determined on a fully-diluted basis). During this exclusivity period, we are obligated to provide Enron notice of any joint application opportunity that we want to pursue anywhere in the United States. If Enron notifies us that it desires to participate, then we cannot pursue the joint application opportunity without the participation of Enron. If Enron elects not to participate, then we are free to pursue independently the telecommunications portion of the joint application opportunity without the participation of Enron, but we cannot pursue the joint application opportunity with any other person (except for provision of the telecommunications portion thereof on a subcontract basis only), and Enron is free to pursue the joint application opportunity (including the utility applications and/or the telecommunications applications) on its own or with any party other than FirstWorld. This agreement was terminated with respect to Enron in connection with the closing of Enron's sale of its Series A and Series B common stock to Texas Pacific Group.

  Securityholders Agreement. The Sturm Entities and Enron entered into a securityholders agreement, to which FirstWorld is also a party, in connection with the closing of the December 1997 equity investment. This contains agreements among the Sturm Entities and Enron with respect to the designation, election, removal and replacement of the members of the board other than those elected by the holders of our Series B common stock. It also contains agreements among the Sturm Entities and Enron (a) providing for rights of first offer with respect to certain proposed transfers of common stock or warrants of FirstWorld by any of the Sturm Entities or Enron, (b) providing for rights to purchase the common stock and warrants held by a party to the securityholders agreement, other than FirstWorld, that experiences a change of control or other triggering event and (c) providing for rights to participate in certain proposed dispositions of common stock or warrants by any of the Sturm

Entities or Enron. In connection with the Sturm equity investment agreement, the Securityholders Agreement was amended to add Spectra 4 as a Holder and a member of the Sturm Group as those terms are defined under that agreement. This agreement was terminated in connection with Enron's sale of its Series A and Series B common stock to Texas Pacific Group.

  Transaction Fees and Expenses. We paid Spectra 3 and Enron a transaction fee equal to six percent of the gross amount invested by them in the December 1997 equity investment and the additional $20 million in April 1998--$1.5 million for each of Spectra 3 and Enron. In addition, FirstWorld reimbursed all reasonable costs and expenses of the Sturm Entities and Enron incurred in connection with the stock purchase agreement, up to a maximum of $50,000 for the Sturm Entities and $50,000 for Enron, plus the $90,000 of required filing fees under the Hart-Scott-Rodino Act.

  Management Services Agreements. FirstWorld entered into separate management consulting services agreements with each of Enron and Corporate Managers, LLC, a Colorado limited liability company which is an affiliate of the Sturm Entities. Pursuant to this agreement, Enron and Corporate Managers will provide management services to FirstWorld for three years following the closing of the 1997 equity investment in exchange for an annual management fee. Both management consulting services agreements initially provided for annual management fees of $500,000 plus out of pocket expenses. The Company amended the management consulting services agreement with Corporate Managers in March 1998 to provide for an annual management fee of $620,000 plus out of pocket expenses because Mr. Sturm had taken a more active management role with FirstWorld than originally anticipated. On October 1, 1998, FirstWorld further amended that management consulting services agreement to reduce the compensation payable to Corporate Managers thereunder to $500,000 per year. This reduction was intended to reflect the reduced role Mr. Sturm was expected to take effective with the retention of Mr. Ohringer as FirstWorld's new Chief Executive Officer and President. Corporate Managers and Enron each has the right in its discretion to terminate its management consulting services agreement with FirstWorld. Enron terminated its management services agreement upon its sale of Series A and Series B common stock to Texas Pacific Group.

Network Equipment Sale

  In November 1999 the Company agreed to sell approximately $3.4 million worth of network equipment to Enron Leasing, an affiliate of Enron.

Sturm Equity Investment Agreement

  On December 2, 1999, the Company entered into an Equity Investment Agreement with Colorado Spectra 4, LLC, an affiliate of the Sturm Entities, for a $50.0 million equity commitment. The Agreement allowed us to require that Spectra 4 purchase up $50.0 million of Series B common stock priced at $7.50 per share.

  The agreement contained three dates on which we could require that Spectra 4 purchase the Series B common stock. These dates were: February 15, 2000, March 31, 2000 and the expiration date of the agreement. Additionally, if at any time during the term of the agreement the amount of cash, cash equivalents and marketable securities we held fell below $20.0 million, we would be deemed to have automatically exercised $25.0 million of the commitment. Under the terms of the agreement, we paid Spectra 4 a non-refundable $5.0 million fee for the commitment in February 2000.

  On February 7, 2000 we gave notice to Spectra 4 that our cash, cash equivalents and marketable securities position had fallen below $20.0 million, and on February 10, 2000, pursuant to this automatic trigger provision, we sold 3,333,333 shares of Series B common stock to Spectra 4 for $25.0 million and paid the $5.0 million commitment fee as required by the agreement.

  The Agreement expired on the closing of our initial public offering on March 13, 2000.

Transfer of Securities by Enron to the Texas Pacific Group and Additional sale of Common stock

  The FirstWorld securities purchased by Enron were subsequently transferred to various affiliates of Enron. On March 3, 2000, Enron transferred 8,236,083 shares of common stock and warrants to purchase additional 5,236,083 shares of our common stock to affiliates of Texas Pacific Group. A portion of the warrants transferred will not be exercisable until the occurrence of certain contingencies.

  In March 2000, the Company sold $50.0 million of its Series B Common Stock to TPG FirstWorld I LLC, an affiliate of the entities which purchased the securities previously held by Enron and its affiliates. This transaction closed simultaneously with the closing of the Company's initial public offering of common stock. The Series B Common Stock sold in this transaction was priced at $15.81 per share, which is equal to the price paid by the public in our initial public offering minus the underwriters' discount.

Legal Counsel of Latham & Watkins

  John Stiska, who is a member of our Board, holds an of counsel position at the law firm of Latham & Watkins. During 1999 Latham & Watkins provided legal services to the Company.

Indemnity Agreements

  The Company has entered into indemnity agreements with certain officers, directors and employees which provide, among other things, that the Company will indemnify such officer, director or employee, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of in excess of ten percent of any such class are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that an initial statement of beneficial ownership on Form 3 filed to report his appointment as a member of the Board of Directors of the Company and the securities owned by him was filed late.

                                 ANNUAL REPORT

  The Annual Report of the Company for the fiscal year ended December 31, 1999 will be mailed to stockholders of record on or about May 3, 2000. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

  If any person who was a beneficial owner of Series A Common Stock or Series B Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company's Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to FirstWorld Communications, Inc., 8390 East Crescent Parkway, Suite 300, Greenwood Village, Colorado 80111, Attention: Secretary.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                 Jeffrey L. Dykes, Esq.
                                          _____________________________________
                                                 Jeffrey L. Dykes, Esq.
                                                        Secretary

May 3, 2000

                                                                      EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        FIRSTWORLD COMMUNICATIONS, INC.

  FirstWorld Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify that:

    First: The name of the corporation is FirstWorld Communications, Inc.

    Second: The date on which the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware is February 23, 1998.

    Third: The Board of Directors of the corporation, acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, adopted a resolution to amend Article Fourth, Section (a) to read in its entirety as follows:

      "(a) This Corporation is authorized to issue two classes of shares, designated "Common Stock' and "Preferred Stock.' The total number of shares which this Corporation shall have the authority to issue is 510,000,000. The number of shares of Common Stock authorized to be issued is 500,000,000, of which 10,135,164 shall be designated Series A Common Stock and 489,864,836 shall be designated Series B Common Stock. The number of shares of Preferred Stock authorized to be issued is 10,000,000. The par value of each share of Common Stock and of each share of Preferred Stock is $.0001."

    Fourth: Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval in accordance with the provisions of Sections 222 and 242 of the DGCL. Accordingly, said proposed amendment has been duly adopted in accordance with Section 242 of the DGCL.

  In Witness Whereof, FirstWorld Communications, Inc. has caused this
Certificate to be signed by its Secretary this   day of June, 2000.

                                          FirstWorld Communications, Inc.

                                          By: _________________________________
                                                     Jeffrey L. Dykes
                                                         Secretary

                                                                      EXHIBIT B

                        FIRSTWORLD COMMUNICATIONS, INC.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

                           Adopted December 22, 1999

                  Approved by the Stockholders on      , 2000

                         Effective Date: March 8, 2000

1. Purpose.

  (a) The purpose of this 1999 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of FirstWorld Communications, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

  (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

  (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

  (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2. Administration.

  (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee as provided in subparagraph 2(c). Whether or not the Board has delegated administration the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

    (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

    (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

    (iv) To amend the Plan as provided in paragraph 13.

    (v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

  (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. Shares Subject to the Plan.

  (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of the Company's Series B common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

  (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Grant of Rights; Offering.

  (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

  (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5. Eligibility.

  (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

  (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

    (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

    (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

    (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

  (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

  (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

  (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Rights; Purchase Price.

  (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

  (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

  (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

    (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

    (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7. Participation; Withdrawal; Termination.

  (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement (enrollment/change form) to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering.

  (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Except during the 10 day period immediately preceding a Purchase Date, such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's right to acquire Common Stock under that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

  (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

  (d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant's lifetime, shall be exercisable only by such participant.

8. Exercise.

  (a) On each date specified therefor in the relevant Offering ("Purchase Date"), each participant's accumulated payroll deductions will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

  (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised then all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9. Covenants of the Company.

  (a) During the terms of the rights granted under the Plan, the Company shall at all times make reasonable efforts to keep available the number of shares of stock required to satisfy such rights, provided that this section shall not require the Company to take any action that would result in adverse tax, accounting or financial consequences to the Company.

  (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. Use of Proceeds from Stock.

  Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. Rights as a Stockholder.
  A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12. Adjustments upon Changes in Stock.

  (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

  (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13. Amendment of the Plan.

  (a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

  (b) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

  (c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.  Designation of Beneficiary.

  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

  (b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Termination or Suspension of the Plan.

  (a) The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of
Section 423 of the Code.

16. Effective Date of Plan.

  The Plan shall become effective upon the effective date of the initial public offering of the Common Stock of the Company (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

                        THE 1999 EQUITY INCENTIVE PLAN
                                      OF
                        FIRSTWORLD COMMUNICATIONS, INC.

  FirstWorld Communications, Inc., a Delaware corporation (the "Company"), has adopted The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. (the "Plan"), effective March 8, 1999, for the benefit of its eligible employees and consultants.

  The purposes of this Plan are as follows:

    (1) To provide an additional incentive for key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock which recognizes such growth, development and financial success.

    (2) To enable the Company to obtain and retain the services of key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company which will reflect the growth, development and financial success of the Company.

                                  ARTICLE I.

                                  Definitions

  1.1. General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

  1.2. Affiliate. "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

  1.3. Award. "Award" shall mean an Option or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, "Awards").

  1.4. Award Limit. "Award Limit" shall mean 500,000 shares of Common Stock, as adjusted pursuant to Section 9.3.

  1.5. Board. "Board" shall mean the Board of Directors of the Company.

  1.6. Change of Control. "Change of Control" shall mean (i) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, to form a holding company or to effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity or (ii) the transfer, or related transfers, of fifty-one percent (51%) or more of the total combined voting power of the Company's outstanding securities to a person or persons different from those who held such securities immediately prior to such transfer or related transfers, provided that transfers of voting securities between or among Enron Capital & Trade Resources Corp., a Delaware corporation, Donald L. Sturm or their respective Affiliates shall not be considered transfers that are subject to this clause (ii) and provided further, that acquisitions of voting securities by Enron Capital & Trade Resources Corp., a Delaware corporation, Donald L. Sturm or their respective Affiliates shall not be considered transfers that are subject to this clause
(ii).

  1.7. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

  1.8. Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 8.1.

  1.9. Common Stock. "Common Stock" shall mean the Series B Common Stock, $0.0001 par value per share, of the Company, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

  1.10. Company. "Company" shall mean FirstWorld Communications, Inc., a Delaware corporation.

  1.11. Director. "Director" shall mean a member of the Board.

  1.12. Disability. "Disability" shall mean, with respect to any Optionee, (i) the suffering of any mental or physical illness, disability or incapacity that shall in all material aspects preclude such Optionee from performing his or her employment or consultant duties or (ii) the absence of such Optionee from his or her employment or consultant duties by reason of any mental or physical illness, disability or incapacity for a period of six (6) months during any twelve (12) month period; provided, however, in either case, that such illness, disability or incapacity shall be reasonably determined to be of a permanent nature by the Committee.

  1.13. Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

  1.14. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  1.15. Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock shall be established by the Board acting in good faith, giving predominate weight to the earnings history, book value and prospects of the Company in light of market and industry conditions generally.

  1.16. Holder. "Holder" shall mean a person who has been granted or awarded an Award.

  1.17. Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

  1.18. Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

  1.19. Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

  1.20. Option. "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to consultants shall be Non-Qualified Stock Options.

  1.21. Option Shares. "Option Shares" shall mean shares of Common Stock acquired by Optionees through the exercise of Options under this Plan.

  1.22. Optionee. "Optionee" shall mean an Employee or consultant granted an Option under this Plan.

  1.23. Person. "Person" shall mean a corporation, an association, a partnership, a trust, a limited liability company, an organization, a business or an individual.

  1.24. Plan. "Plan" shall mean The 1999 Equity Incentive Plan of FirstWorld Communications, Inc.

  1.25. Public Offering. "Public Offering" shall mean the Company's initial offering of equity securities on Form S-1 (or a successor form).

  1.26. Related Person. "Related Person" shall mean: (a) in the event of a Person's death, such Person's executors, administrators, testamentary trustees, legatees or beneficiaries or the executors, administrators, testamentary trustees, legatees or beneficiaries of a Person who has become a holder of Options or Option Shares in accordance with the terms of this Plan; or (b) a revocable trust or custodianship the beneficiaries of which may include only such Person, spouse or lineal descendants by blood or adoption.

  1.27. Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

  1.28. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

  1.29. Stock Appreciation Right. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article VII of the Plan.

  1.30. Stock Appreciation Right Award Agreement. "Stock Appreciation Right Award Agreement" shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

  1.31. Subsidiary. "Subsidiary" shall mean (a) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which the Company is a general partner, (c) any limited liability company in which the Company is a managing member or (d) any partnership or limited liability company in which the Company possesses a fifty percent (50%) or greater interest in the total capital or total income of such partnership.

  1.32. Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

  1.33. Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (ii) at the discretion of the

Committee, terminations which result in a temporary severance of the employee-employer relationship and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

  1.34. Termination for Cause. "Termination for Cause" shall mean the time when the employee-employer or consultant-employer relationship between an Optionee and the Company or any Subsidiary is terminated for cause, as termination for cause is defined in the Optionee's employment or consultancy agreement; provided, however, that if termination for cause is not therein defined, it shall have such meaning, in conformance with applicable law, as the Committee shall determine is appropriate.

                                  ARTICLE II.

                            Shares Subject to Plan

  2.1. Shares Subject to Plan.

  (a) The shares of stock subject to Options shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options under the Plan shall be 8,200,000. The shares of Common Stock of the Company issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

  (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any fiscal year of the Company shall not exceed the Award Limit.

  2.2. Add-back of Options and Other Rights. If any Option to acquire shares of Common Stock under the Plan expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be available for the granting of Options hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 9.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be available for the granting of Options hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof, may again be available for the granting of Options hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be available for the granting of Options if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                 ARTICLE III.

                              Granting of Options

  3.1. Eligibility. Any Employee or consultant who is selected by the Committee pursuant to Section 3.4(a)(i) and approved by the Board pursuant to
Section 3.4(b) shall be eligible to be granted an Option.

  3.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

  3.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

  3.4. Granting of Options.

  (a) Subject to the approval of the Board and the applicable limitations of this Plan, the Committee shall from time to time:

    (i) Determine which Employees are key Employees and select from among the key Employees and consultants (including Employees and consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

    (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees and consultants;

    (iii) Subject to Section 3.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in
  Section 162(m)(4)(C) of the Code; and

    (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in
  Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

  (b) The Board shall, in its absolute discretion, approve, disapprove or modify the Committee's selection under Section 3.4(a)(i)-(iv) of key Employees and consultants to be granted Options and the terms and conditions of such Options.

  (c) Upon the selection of a key Employee or consultant to be granted an Option and the approval of the Board, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that such Employee or consultant surrender for cancellation some or all of the unexercised Options or other rights which have been previously granted to such Employee or consultant under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

  (d) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE IV.

                                Terms of Options

  4.1. Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement (a "Stock Option Agreement"), which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 422 of the Code.

  4.2. Option Price. Subject to this Section 4.2, the Committee, in its discretion, may allocate a different price to each installment of shares subject to each Option. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that:

    (a) Unless otherwise permitted by applicable securities laws, such price shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock at the time the option is granted, except that the price shall be one hundred and ten percent (110%) of the Fair Market Value of the stock in the case of any person possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiary;

    (b) In the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted; and

    (c) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary such price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

  4.3. Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that:

    (a) No Option may have a term that extends beyond the expiration of seven
  (7) years from the date the Option was granted;

    (b) In the case of Incentive Stock Options, the term shall not be more than seven (7) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary;

    (c) Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination; and

    (d) Unless otherwise permitted by applicable securities laws:

      (i) In the event of an Optionee's Termination of Employment or Termination of Consultancy prior to a Public Offering for any reason except death, Disability or Termination for Cause, the Optionee shall have ninety (90) days from the date of such Termination of Employment or Termination of Consultancy to exercise the Option;

      (ii) In the event of an Optionee's Termination of Employment or Termination of Consultancy after a Public Offering for any reason except death, Disability or Termination for Cause, the Optionee shall have thirty (30) days from the date of such Termination of Employment or Termination of Consultancy to exercise the Option;

      (iii) In the event of an Optionee's Termination of Employment or Termination of Consultancy due to the Optionee's death or Disability, the Optionee shall have twelve (12) months from the date of such Termination of Employment or Termination of Consultancy to exercise the Option; and

      (iv) Notwithstanding the forgoing, if an Optionee's Termination of Employment or Termination of Consultancy also qualifies as a Termination for Cause, the Committee, in its discretion, may terminate the Optionee's right to exercise his or her Options on the date of such termination or such other time as the Committee, in its discretion, shall deem appropriate.

  4.4. Option Vesting. (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, subject to Section 4.4(b), (i) unless otherwise permitted by applicable securities laws, each Option shall become exercisable no later than four (4) years after such Option is granted and such Option shall become exercisable with respect to at least twenty-five percent (25%) of the shares of Common Stock subject to such Option, as determined by the Committee in its sole discretion, on each anniversary of the date of the grant of such Option; and
(ii) unless the Committee otherwise provides in the terms of the Stock Option Agreement or this Plan otherwise so dictates, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted; provided, further, that Options may become fully exercisable, subject to reasonable conditions such as continued employment or consultancy, at any time or during any period established by the Committee.

  (b) No portion of an Option which is unexercisable at Termination of Employment or Termination of Consultancy shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Stock Option Agreement or by action of the Committee following the grant of the Option.

  (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

  4.5. No Right to Employment. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of (or to consult for) the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

  4.6. Financial Statements. To the extent required by applicable securities laws, each Optionee shall receive financial statements of the Company at least annually.

                                  ARTICLE V.

                              Exercise of Options

  5.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

  5.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or such Secretary's office:

    (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

    (b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

    (c) In the event that the Option shall be exercised pursuant to Section
  9.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

    (d) Full cash payment to the Secretary of the Company for the shares and for payment of any applicable withholding or other applicable employment taxes with respect to which the Option, or portion thereof, is exercised. However, the Committee, may in its discretion (i) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price and any applicable withholding or other employment taxes; or (iii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i) and (ii).

  5.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

    (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of stock is then listed;

    (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or the Board shall, in its absolute discretion, deem necessary or advisable;

    (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or the Board shall, in its absolute discretion, determine to be necessary or advisable;

    (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or the Board may establish from time to time for reasons of administrative convenience; and

    (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

  5.4. Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                                  ARTICLE VI.

             Rights and Restrictions with Respect to Option Shares

  6.1. Transfer Restrictions. No Optionee may transfer, assign, pledge or otherwise encumber any Option Shares except as expressly provided otherwise in this Article VI; provided, however, that Option Shares may be transferred at any time to a Related Person, provided that the Related Person agrees in writing to be bound by the terms of this Plan.

  6.2. Company's Right of First Refusal.

  (a) An Optionee (a "Proposed Seller") shall be permitted to transfer, assign, or sell any Option Shares in an arm's length transaction (a "Proposed Transfer"); provided, however, such Optionee shall first offer to sell such Option Shares to the Company under the procedure described in paragraphs (b) and (c) of this Section 6.2.

  (b) Prior to consummating any Proposed Transfer, the Proposed Seller shall first notify the Company in writing that such Proposed Seller has received a bona fide written offer to purchase Option Shares (a "Purchase Offer") and shall offer to sell to the Company all Option Shares subject to the Purchase Offer upon the terms and conditions (including credit terms, if any) set forth in such Purchase Offer. Such notice (the "Offer Notice") shall set forth: (A) the number of Option Shares proposed to be transferred, (B) the name and address of the Proposed Seller and the proposed purchaser (the "Proposed Purchaser") and (C) the proposed amount of consideration and all other applicable terms and conditions as set forth in, and shall be accompanied by a copy of, the Purchase Offer.

  (c) (i) The Company shall have the option for a period of fifteen (15) days following the Company's receipt of the Offer Notice to agree to purchase all of the Option Shares subject to the Purchase Offer, upon the terms and conditions specified therein.

    (ii) In the event the Company agrees to purchase Option Shares pursuant to and in accordance with this Section 6.2, such purchase shall occur at the principal office of the Company ten (10) days following the expiration of the fifteen (15) day period specified in subparagraph (i) of this paragraph (c). In no event shall the Proposed Seller be required to transfer any Option Shares to the Company pursuant to this Section 6.2 unless the Company purchases all of the Option Shares subject to the Purchase Offer on the terms and at the price stated therein and within the time periods specified herein.

  (d) In the event the Company does not agree to purchase all of the Option Shares offered to the Company by a Proposed Seller pursuant to this Section 6.2, then the Proposed Seller shall have the right for a period of thirty (30) days after the termination of the Company's right to purchase such Option Shares (or after waiver by the Company of its option to purchase such Option Shares) to transfer to the Proposed Purchaser all, but not less than all, of such Option Shares in the manner and on the terms and conditions specified in the Purchase Offer; provided, however, the Proposed Purchaser shall agree in writing to be bound by this Plan.

  6.3. Lapse of Stock Restrictions and Rights. The provisions set forth in Sections 6.1 and 6.2 shall terminate and cease to be of any further force or effect upon the completion of a Public Offering, or a series of Public Offerings, which result in public ownership of Common Stock of the Company possessing at least twenty percent (20%) of the voting power of such Common Stock.

  6.4. Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose additional restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

  6.5. Legend. Each certificate representing Option Shares shall be endorsed with the following legend, which legend shall be removed upon termination of the stock restrictions set forth in this Article 6:

    THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN 1999 EQUITY INCENTIVE PLAN OF FIRSTWORLD COMMUNICATIONS, INC. COPIES OF SUCH 1999 EQUITY INCENTIVE PLAN MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

  6.6. Disposition of Shares. Notwithstanding and in addition to the foregoing, each Optionee shall be required to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting such Option to such Optionee or

(ii) one (1) year after the transfer of such shares to such Optionee. Certificates evidencing shares acquired by exercise of an Incentive Stock Option shall refer to such requirement to give prompt notice of disposition.

                                 ARTICLE VII.

                           Stock Appreciation Rights

  7.1. Grant of Stock Appreciation Rights. Stock Appreciation Right may be granted to any key Employee or consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by a Stock Appreciation Right Award Agreement.

  7.2. Coupled Stock Appreciation Rights.

  (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

  (b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

  (c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

  7.3. Independent Stock Appreciation Rights.

  (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the ISAR was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Holder is an Employee or consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a Change in Control of the Company or because of the Holder's retirement, death or disability, or otherwise.

  (b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the initial price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

  7.4. Right of the Board to Convert Stock Appreciation Rights to
Options. Notwithstanding the provisions of this Plan, the Board shall have the right, but not the obligation, to convert the Stock Appreciation Rights granted to any or all Holders pursuant to this Plan from Stock Appreciation Rights to Options to purchase Common Stock of the Company. Any conversion effected pursuant to this Section 7.4 shall adopt (i) an exercise price of the Options equal to the initial price as stated in the Holder's Stock Appreciation Right Award

Agreement, (ii) an option period equal to the period of exercisability as provided in the Holder's Stock Appreciation Right Award Agreement and (iii) such other terms as determined by the Committee. Upon the Board's determination to effect a conversion pursuant to this Section 7.4, the Board shall provide prompt notice to the Holder of such determination (the "Conversion Notice"). The Holder must surrender his Stock Appreciation Right Award Agreement within fifteen (15) business days of the delivery of the Conversion Notice. Within fifteen (15) business days of the receipt of the Holder's Stock Appreciation Right Award Agreement, the Board shall issue an Option Agreement to the Holder consistent with this Section 7.4 and such other terms as determined by the Board.

  7.5. Payment and Limitations on Exercise.

  (a) Payment of the amounts determined under Section 7.2(c) and 7.3(b) above shall be in cash.

  (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

                                 ARTICLE VIII.

                                Administration

  8.1. Compensation Committee. The Compensation Committee (or another committee of the Board assuming the functions of the Committee under this
Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16(b)-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

  8.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

  8.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

  8.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or

Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE IX.

                            Miscellaneous Provisions

  9.1. Not Transferable. Options under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

  During the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to such Optionee under the Plan. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

  9.2. Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 9.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

    (a) The expiration of five (5) years from the date the Plan is adopted by the Board; or

    (b) The expiration of five (5) years from the date the Plan is approved by the Company's stockholders under Section 9.4.

  9.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

  (a) Subject to Section 9.3(d), (A) in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Change of Control), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option or
(B) in the event of any stock split or reverse stock split, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

    (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted under the Plan, (including, but not limited to, adjustments of the limitations in Section
  2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

    (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

    (iii) the grant or exercise price with respect to any Award.

  (b) Subject to Section 9.3(d), in the event of a Change of Control, the Board in its sole and absolute discretion shall provide either

    (i) that all Awards granted hereunder shall become fully exercisable notwithstanding anything to the contrary in Section 4.4 or the provisions of the Awards, or

    (ii) that the resulting or surviving corporation in any merger or consolidation associated with such Change of Control will assume the Awards granted hereunder or substitute for each Award granted hereunder an option to purchase its shares on terms and conditions both as to the number and kind of shares, prices and otherwise, which shall substantially preserve to each Holder the rights and benefits of the applicable Award outstanding hereunder granted by the Company.

  (c) Subject to Section 9.3(d) and 9.7, the Committee may, in its discretion, include such further provisions and limitations in any Award as it may deem equitable and in the best interests of the Company.

  (d) With respect to Awards intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this
Section 9.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Award to fail to so qualify under
Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under
Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

  9.4. Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be canceled and become null and void.

  9.5. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

  9.6. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3 and to the extent permitted under applicable state law) to provide,
in the terms of Options made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of an Option, or upon the receipt or resale of any Common Stock underlying such Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (a) a Termination of Employment or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

  9.7. Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan and any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in
Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

  9.8. Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

  9.9. Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

  9.10. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

  9.11. Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

                                    *  *  *

  I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of FirstWorld Communications, Inc. on March 8, 1999 and was further amended by the Board of Directors on December 22, 1999.

  Executed on this 1st day of May, 2000.

                                                  /s/ Jeffrey L. Dykes
                                          _____________________________________
                                                        Secretary

                        FIRSTWORLD COMMUNICATIONS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 12, 2000

                                    8:30 a.m.

                            DENVER MARRIOTT SOUTHEAST
                            6363 East Hampden Avenue
                                Denver, Colorado



FIRSTWORLD COMMUNICATIONS, INC.                                            proxy
--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Sheldon S. Ohringer and Jeffrey L. Dykes, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Series B, of FirstWorld Communications, Inc. which the undersigned is entitled to vote, as specified below, at the Annual Meeting of Stockholders of FirstWorld Communications, Inc. to be held at 8:30 a.m. (MDT) on Monday, June 12, 2000 at the Denver Marriott Southeast, 6363 East Hampden Avenue, Denver, Colorado and at any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meetings.

This proxy, when properly executed, will be voted in the manner directed herein by undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the approval of an amendment to FirstWorld's Certificate of Incorporation, FOR the adoption of the 1999 Employee Stock Purchase Plan of FirstWorld Communications, Inc., FOR the approval of an amendment of the FirstWorld Communications, Inc. 1999 Equity Incentive Plan, and FOR the appointment of PricewaterhouseCoopers LLP as FirstWorld's independent accountants.






                      See reverse for voting instructions.

There are three ways to vote your Proxy.

 .    Your telephone or internet vote Authorizes the named Proxies   COMPANY #
     to vote your shares in the same manner as if you marked,       CONTROL #
     signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326

 .    Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week.
 .    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number which are located above.
 .    Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/fwis/

 .    Use the internet to vote our proxy 24 hours a day, 7 days a week.
 .    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number which are located above to obtain your records and create an electronic ballet.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to FirstWorld Communications, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164

If you vote by Phone or by Internet, please do not mail your Proxy Card




   The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of directors:

   Directors to be elected by the holders of Series A
   common stock and Series B common stock, voting together as a class:
                       01  Donald L. Sturm      05  Sheldon S. Ohringer        vote for                  vote withheld
                       02  Thomas J. Barrack    06  James O. Spitzenberger     all nominees              from all nominees
                       03  Melanie L. Sturm     07  William S. Price           (except as marked)
                       04  John G. Donoghue

                                Please fold here

   Directors to be elected by the holders of Series B common Stock:

                       08 John C. Stiska


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the amendment to FirstWorld's Certificate of Incorporation      For          Against            Abstain
3. Approval of the adoption of the 1999 Employee Stock Purchase Plan of
   FirstWorld Communications, Inc.                                             For          Against            Abstain
4. Approval of an amendment to the FirstWorld Communications, Inc. 1999
   Equity Incentive Plan.                                                      For          Against            Abstain
5. Approval of PricewaterhouseCoopers LLP as FirstWorld's independent
   accountants.                                                                For          Against            Abstain

Note: The proxies of the undersigned may vote according to their discretion on any other matter that may properly be brought before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change?  n Mark box, indicate changes below:



Date



                           DO NOT PRINT IN THIS AREA

                               FOR ADDRESS ONLY

                               Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.

                        FIRSTWORLD COMMUNICATIONS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 12, 2000

                                    8:30 a.m.

                            DENVER MARRIOTT SOUTHEAST
                            6363 East Hampden Avenue
                                Denver, Colorado



FIRSTWORLD COMMUNICATIONS, INC.                                            proxy
--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Sheldon S. Ohringer and Jeffrey L. Dykes, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Series A, of FirstWorld Communications, Inc. which the undersigned is entitled to vote, as specified below, at the Annual Meeting of Stockholders of FirstWorld Communications, Inc. to be held at 8:30 a.m. (MDT) on Monday, June 12, 2000 at the Denver Marriott Southeast, 6363 East Hampden Avenue, Denver, Colorado and at any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meetings.

This proxy, when properly executed, will be voted in the manner directed herein by undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the approval of an amendment to FirstWorld's Certificate of Incorporation, FOR the adoption of the 1999 Employee Stock Purchase Plan of FirstWorld Communications, Inc., FOR the approval of an amendment of the FirstWorld Communications, Inc. 1999 Equity Incentive Plan, and FOR the appointment of PricewaterhouseCoopers LLP as FirstWorld's independent accountants.






                      See reverse for voting instructions.

There are three ways to vote your Proxy.

 .    Your telephone or internet vote Authorizes the named   COMPANY #
     Proxies to vote your shares in the same manner as if   CONTROL #
     you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326

 .   Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week.
 .   You will be prompted to enter your 3-digit Company Number and your 7-digit
    Control Number which are located above.
 .   Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/fwis/

 .   Use the internet to vote our proxy 24 hours a day, 7 days a week.
 .   You will be prompted to enter your 3-digit Company Number and your 7-digit
    Control Number which are located above to obtain your records and create an electronic ballet.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to FirstWorld Communications, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164

If you vote by Phone or by Internet, please do not mail your Proxy Card




  The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of directors:

   Directors to be elected by the holders of Series A common stock and Series B common stock, voting together as a class:
                       01  Donald L. Sturm      05  Sheldon S. Ohringer    [_]    Vote FOR            [_]   Vote WITHHELD
                       02  Thomas J. Barrack    06  James O. Spitzenberger        all nominees              from all nominees
                       03  Melanie L. Sturm     07  William S. Price              (except as marked)
                       04  John G. Donoghue

                                Please fold here



(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Approval of the amendment to FirstWorld's Certificate of Incorporation      For          Against            Abstain
3. Approval of the adoption of the 1999 Employee Stock Purchase Plan of
   FirstWorld Communications, Inc.                                             For          Against            Abstain
4. Approval of an amendment to the FirstWorld Communications, Inc. 1999
   Equity Incentive Plan.                                                      For          Against            Abstain
5. Approval of PricewaterhouseCoopers LLP as FirstWorld's independent
   accountants.                                                                For          Against            Abstain

Note: The proxies of the undersigned may vote according to their discretion on any other matter that may properly be brought before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

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Date



                           DO NOT PRINT IN THIS AREA

                               FOR ADDRESS ONLY

                               Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.